FUNDING AGREEMENT #1


                                    between


                NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION


                                      and


                          THE NEW YORK TIMES COMPANY


                         Dated as of December 15, 1993






                     Relative to site preparation work and
         foundation work required in connection with the construction of a printing facility by The New York Times Company
         in the College Point Industrial Park in the Borough of Queens

                              TABLE OF CONTENTS

                                                                        Page

PREAMBLE                                                                 1
DEFINITIONS                                                              4

ARTICLE ONE      THE WORK; PERFORMANCE, PROCUREMENT
- -----------      AND CONTRACT REQUIREMENTS

   Sec.1.1        General Provisions and Provisions Regarding
                  Design and Construction                               17
   Sec.1.2        Procurement of Services and Goods                     26
   Sec.1.3        Liaison to EDC                                        31


ARTICLE TWO       THE FUNDING
- -----------

   Sec.2.1        Agreement to Fund                                     32
   Sec.2.2        Schedule for Disbursements                            32
   Sec.2.3        Disbursements                                         43
   Sec.2.4        The Times's Abandonment of the Project                45


ARTICLE THREE     THE TERM
- -------------

   Sec.3.1        Term                                                  49


ARTICLE FOUR      CONDITIONS FOR DISBURSEMENT
- ------------

   Sec.4.1        Initial Submissions by The Times                      50
   Sec.4.2        Documentation for Disbursements on Account
                  of Eligible Costs                                     52
   Sec.4.3        Direction of Submissions                              56


ARTICLE FIVE      REPRESENTATIONS, WARRANTIES AND
- ------------      GUARANTIES OF THE TIMES

   Sec.5.1        Organization; Standing                                57

                                                                       Page


   Sec.5.2        Intentionally Omitted                                 57
   Sec.5.3        Conflict, etc. under Other Documents                  57
   Sec.5.4        No Litigation                                         58


ARTICLE FIVE-A    REPRESENTATIONS AND WARRANTIES OF EDC
- --------------

   Sec.5A.1       Organization; Standing                                59
   Sec.5A.2       Due Authorization; Enforceable Obligations            59


ARTICLE SIX       COVENANTS
- -----------

   Sec.6.1        Requisitions Update The Times's Representations       60
   Sec.6.2        Compliance with Other Agreements and Law;
                  Legal Status                                          60
   Sec.6.3        Maintenance of and Compliance with Insurance
                  Requirements                                          60
   Sec.6.4        Maintenance of Office                                 61
   Sec.6.5        Compliance with Applicable Law                        61
   Sec.6.6        Assignment                                            62
   Sec.6.7        Maintenance of Records                                63
   Sec.6.8        Intentionally Omitted                                 63
   Sec.6.9        Due Application of Funding Proceeds                   63
   Sec.6.10       Defects; Non-Conforming Work                          64
   Sec.6.11       Participation by Women and Minority Owned
                  Businesses                                            64
   Sec.6.12       No Liens                                              69
   Sec.6.13       Intentionally Omitted                                 69
   Sec.6.14       Intentionally Omitted                                 69
   Sec.6.15       Intentionally Omitted                                 69
   Sec.6.16       MacBride Principles                                   69
   Sec.6.17       No Waiver of Compliance                               70

                                                                       Page


ARTICLE SEVEN     DEFAULT
- -------------

   Sec.7.1        Events of Default                                     71
   Sec.7.2        Default Remedies; Exculpation                         72


ARTICLE EIGHT     NOTICES
- -------------

   Sec.8.1        Notices                                               76
   Sec.8.2        Disbursement Submissions                              77


ARTICLE NINE      GENERAL CONDITIONS AND COVENANTS
- ------------

   Sec.9.1        Conflict of Interest                                  78
   Sec.9.2        No Liability of Individuals                           79
   Sec.9.3        Anti-Boycott Provisions                               79
   Sec.9.4        Governing Law                                         80
   Sec.9.5        Liability of EDC                                      80
   Sec.9.6        Amendments                                            82
   Sec.9.7        Successors and Assigns                                82
   Sec.9.8        Assignment of Funds                                   82
   Sec.9.9        Counterparts                                          82
   Sec.9.10       Interpretation                                        83
   Sec.9.11       Indemnity                                             83
   Sec.9.12       No Agency                                             84
   Sec.9.13       Venue                                                 85
   Sec.9.14       Investigations; Cooperation                           86
   Sec.9.15       Intentionally Omitted                                 94
   Sec.9.16       Maximum Interest Rate                                 94
   Sec.9.17       Captions                                              94
   Sec.9.18       Gender, Etc.                                          94
   Sec.9.19       Assignment by EDC                                     95
   Sec.9.20       Obligations of Newspaper Division                     95

ARTICLE TEN       AGREEMENT OF THE CITY
- -----------

   Sec.10.1       City's Agreement to Fund EDC                          96
   Sec.10.2       Valid Agreement of the City                           96
   Sec.10.3       The Times's Rights Against the City                   96


Atts: Appendix A  -     Premises
      Appendix B  -     Insurance Requirements
      Appendix C  -     Reimbursement Schedule
      Appendix C-1   -  Amortized Reimbursement Schedule
      Appendix D  -     The Times's Certificate of Good Standing
      Appendix E  -     EDC's Legal Opinion
      Appendix F  -     EDC's Secretary's Certificate
      Appendix G  -     Equal Employment Requirements
      Appendix H  -     Employment Reporting Requirement
      Appendix I  -     Intentionally Omitted
      Appendix J  -     MacBride Principles Rider
      Appendix K  -     Urban Renewal Plan
      Appendix L  -     Corporation Counsel's Legal Opinion

      Exhibit A   -     Form Legal Opinion
      Exhibit B   -     Form Certificate of Specimen Signature
      Exhibit C   -     AIA Forms
      Exhibit D   -     Form Certification to be Attached to Requisition
      Exhibit E   -     Form Expedited Certification Affidavit

       FUNDING AGREEMENT #1 dated as of December 15, 1993 between NEW YORK CITY

ECONOMIC DEVELOPMENT  CORPORATION  ("EDC"), a  local  development  corporation formed pursuant to Section 1411  of the Not-for-Profit Corporation Law of  the

State  of New  York, having its  principal office  at 110  William Street, New

York, New York 10038, and THE NEW YORK TIMES COMPANY ("The Times"), a New York

State corporation,  having its principal  office at 229 West  43rd Street, New

York, New York, 10036.



PREAMBLE:
- ---------

                              W I T N E S S E T H
                              -------------------

      WHEREAS:

      A:    The City of New York (the "City"), a municipal corporation of  the

State of New York, is the owner in fee of certain real property identified, as of the date hereof, as Block  4183, p/o Lot 1, Block 4242, Lot 1,  Block 4243,

p/o Lot 1,  Block 4280, p/o Lot 1,  Block 4281, p/o Lot 1, Block  4282, Lot 1,

Block 4283, Lot 1, Block 4284, Lot 1,  Block 4306, p/o Lot 1 and Lot 44, Block

4307, Lot 1 and p/o  Lot 4, Block 4308, Lot 1 and Lot 36,  Block 4310, Lot 32,

Block 4336, Lot  35 and p/o Lot 50,  Block 4337, Lot 62 and p/o  Lot 76, Block

4339,  Lot 46 and demapped portions of  25th Avenue, 28th Avenue, 138th Street and 139th Street, on the Tax  Map for the Borough of Queens, in the  County of

Queens, City  and State of New York, and  assigned tentative tax block and lot numbers Block 4282,  Lot 100 for  future identification,  as such property  is more particularly  described in  Appendix A attached  hereto and  made a  part hereof (the "Premises); and

      B:    The City, as landlord,  and EDC, as tenant,  entered into a  lease affecting the Premises  dated as of the date hereof,  which lease was assigned by EDC to  The Times pursuant  to an Assignment and  Assumption of Lease  with

Consent dated as of the date hereof (the lease as so assigned, and as the same may hereafter be amended, is hereinafter referred to as, the "Lease"), and for which Lease  EDC will act as the City's managing  agent pursuant to Article 42 of the Lease; and

      C:    Pursuant  to the  terms of the  Lease, The  Times is  obligated to construct on  the Premises  a facility of  no less than  approximately 360,000 square  feet for  the  printing, production  and  distribution of  newspapers,

magazines  and  other  periodicals or  printed  materials,  and,  at the  sole discretion of The Times, other such buildings and improvements on the Premises as are  permitted pursuant to the terms and provisions of the Lease, including without  limiting  the  generality of  the  foregoing,  the  expansion of  the printing facility to a size greater than 360,000 square feet (collectively the

"Project"); and

      D:    As a  part of  the  Project, The  Times  will be  performing  site

preparation  work  (including  drainage   and  filling)  and  foundation  work

(including, without limitation, piling) on the Premises; and

      E:    In  order  to  facilitate  and  enhance  the  feasibility  of  the construction  of  the  Project, and  in  order  to  (i)  perform certain  site preparation work required in  connection with the development of  the Project,

including  drainage and  filling,  and (ii)  perform  foundation work  on  the

Premises, including without limitation,  the furnishing and driving  of piles,

the pouring  of concrete for pile caps, grade beams and structural floor slab,

and the
furnishing and installation of reinforcing steel, EDC and the City have agreed to make available City capital budget funds  to The Times to pay for a portion of the costs incurred by The Times in connection with the  performance of such work; and

      F:    The  City  and  EDC have  entered  into  an  Amended and  Restated

Contract dated as of June 30, 1993, as amended  (the "Consolidated Contract"),

pursuant to which the City will provide EDC with City capital budget funds for use,  subject to  the  terms, conditions  and limitations  set  forth in  this

Agreement, in connection with the construction of the Project; and

      G:    The Times,  independently, and  not as agent  of the City  or EDC,

desires to perform,  or cause the  performance of,  the Construction Work  (as hereinafter  defined) subject  to  the terms,  conditions and  limitations set forth in this Agreement; and

      H:    Pursuant to its obligations under the Consolidated Contract and in furtherance  of its corporate purpose of fostering economic development in the

City, EDC  has agreed, subject  to the  terms, conditions and  limitations set forth herein, to disburse to The Times for the performance of the Construction

Work, payments up  to, but not to exceed, $16,000,000  (the "Funding") for the purpose  of financing  the  Eligible Costs  (as  hereinafter defined)  of  the

Construction Work.



      NOW, THEREFORE, EDC and The Times covenant and agree as follows:

                                 DEFINITIONS
                                 -----------


      As used in  this Funding Agreement, the  following initially capitalized terms shall have the respective meanings indicated opposite each of them:


"Abandonment
 Date"            As defined in Sec.2.4(c).

"Accounting
 Principles"      The  then   current   generally  accepted   accounting
                  principles consistently applied which relate to the accrual method of accounting but subject to the exceptions, if any, expressly set forth in this Agreement.

"Affiliate"       Any Person that directly, or indirectly through one  or more intermediaries,  controls  or is controlled by, or  is under
                  common control with,  The Times.   For purposes hereof,  the
                  term "control" means the possession, directly or indirectly, of  the  power  to  direct or  cause  the  direction  of the management and  policies of The Times  through the ownership of voting securities, by  contract, or otherwise.  Ownership of or by The Times includes beneficial ownership effected by
                  ownership  of intermediate  entities.   An "Affiliate"  of a
                  Person other  than The Times  shall be determined  using the same standard of control and ownership set forth herein with
                  respect  to  The  Times.     Unless  the  context  otherwise
                  requires, any reference to an "Affiliate" in this Agreement shall be deemed to refer to an Affiliate of The Times.

"Agreement"       This Funding Agreement and any amendments thereto.

"Aggregated
 Construction
 Phase" The simultaneous construction by The Times of (i) the aggregate of two or more of the five separate construction phases hereinafter defined as Phase One Construction, Phase Two Construction, Phase Three Construction, Phase Four Construction and Phase Five Construction, and/or (ii) the aggregate of a Segment (as hereinafter defined) of Construction Work included within either Phase One Construction, Phase Two Construction, Phase Three
                  Construction, Phase Four Construction or Phase Five Construction with one or more

                  Segments  included   within  one   or  more  of   the  other
                  Construction Phases of the Construction Work.

"Amortized
 Reimbursement
 Amount"          As defined in Sec.2.4(a).

"Approvals"       As defined in Sec.1.1(b).

"Architect"       Any  registered architect, architectural  firm, professional engineer, combined practice or association licensed in the State of New York, selected by The Times, or any licensed architect or engineer on staff to a Construction Manager or General Contractor (as such terms are hereinafter defined) who is authorized to sign construction documents, in its professional capacity, on behalf of the Construction Manager or General Contractor.

"Buildings
 Department"      The  City's Department  of  Buildings, or  any successor  in function.

"Business Day"    Any day other than a  Saturday, Sunday, legal holiday, or  a day on which banking institutions in New York City are authorized by law or executive order to close.

"City"            As defined in Recital A of the Preamble.

"College Point
 Improvement
 Fund Payments"   As defined in Section 3.09 (b)(iii) of the Lease.

"Commencement
 Date"            As defined in Sec.3.1.

"Commissioner"    As defined in Sec.9.14(a).

"Completed Cover
 Sheet"           As defined in Sec.4.1.

"Consolidated
 Contract"        As defined in Recital F of the Preamble.

"Construction
 Commencement
 Date"            As defined in Section 13.01(b)(ii) of the Lease.

"Construction
 Contract"        (A) Any  construction management  agreement executed  by The
                  Times and the Construction Manager (as hereinafter defined), if  any,  with  respect to  the  services  performed  by the
                  Construction Manager with  respect to all or  any portion of the Construction Work; or (B) any contract between The Times and the General Contractor, if any, under which  the General
                  Contractor is obligated to perform all or any portion of the
                  Construction Work; or (C) any contract between The Times and any other contractor for the performance of  all or any part
                  of the Construction Work.   The term "Construction Contract"
                  shall not include any contract entered into by a contractor with any subcontractor, materials supplier, consultant or any other Person.

"Construction
 Manager" Any construction manager selected by The Times, responsible for the performance of certain construction management services relative to the Construction Work.

"Construction
 Phase" Any one of the five separate construction phases hereinafter defined as Phase One Construction, Phase Two Construction, Phase Three Construction, Phase Four Construction or Phase Five Construction.

"Construction
 Work" Any construction activities undertaken by or on behalf of The Times in order to (i) perform the following site preparation work ("Site Preparation Work") for the Project: drainage and filling, and (ii) make foundation-related improvements on the Premises, including without limitation, the furnishing and driving of piles, the pouring of concrete for pile caps, grade beams and structural floor slab, and the furnishing and installation of reinforcing steel; provided, however, that in no event shall Construction Work include any "pre-construction" activities such as the performance of soil boring work, staking, surveying, measuring and surcharging. For purposes hereof, the portion of the Site Preparation Work that is referred to as "filling" and that will be deemed to be Construction Work that is eligible for reimbursement from the Funding shall include the bringing to the Premises and the placement thereon of soil or other "fill" material in such amounts as will raise the grade of the land from the grade as it exists at the

                  Commencement Date to the "design grade" indicated on the Plans and Specifications (as hereinafter defined) submitted by The Times to the Buildings Department as the grade upon which The Times intends to construct its foundation for any of the Minimum Printing Facility, the Five Press Facility, the Six Press Facility, the Seven Press Facility and/or the Eight Press Facility (as such terms are hereinafter defined). In no event shall "filling" include the bringing to the Premises and the placement thereon of soil or other "fill" material which is necessary for the compaction or surcharging of the land and which, after such compaction, is removed from the Premises; provided, however, that if such soil or "fill" material is permitted to sit on the land for a period of time and after such period of time it is determined that a portion of the soil or "fill" material which initially lay above the "design grade" settled to such a degree that it is at the time of such determination at or below the "design grade", such portion of the soil or "fill" material will be deemed to be Construction Work that is eligible for reimbursement from the Funding.

"Contractor"      Any   contractor   under   a   Construction  Contract,
                  including  without limitation, a  Construction Manager
                  or  General Contractor.   The term  "Contractor" shall
                  not include any subcontractor, materials supplier, or other Person that has not entered into a Construction
                  Contract directly with The Times.

"DBS"             As defined in Sec.6.11(d).

"Department of
 Investigation"   As defined in Sec.9.14(a).

"Deputy Mayor"    As defined in Sec.9.14(a).

"DLS" The Division of Labor Services of the City's Department of Business Services, or its successor in function.

"EDC"             As defined in the first paragraph of this Agreement.

"EDC Default
 Notice"          As defined in Sec.9.5(b).

"Eight Press
 Facility"        A Printing  Facility  (as hereinafter  defined) adequate  to accommodate the installation and operation therein of eight printing presses and other equipment related primarily to printing, collating, bundling, and distribution functions necessary in connection with the production of newspapers, magazines and other periodicals or printed materials.

"Eligible
 Costs" The costs of the Construction Work paid or payable by The Times to Contractors, subcontractors, suppliers and material persons for labor and materials utilized in connection with the Construction Work.

"Engineer of
 Record" The professional engineer, if any, designated by The Times or by the Construction Manager or the General Contractor, as the case may be, to act as the engineer of record for the Project.

"Entity"          As defined in Sec.9.14(a).

"Events of
 Default"         Those events set forth in Sec.7.1.

"Federal Courts"  As defined in Sec.9.13.

"Final Penalty"   As defined in Sec.9.14(f)(ii).

"43rd Street
 Facility"        As defined in Sec.2.4(c)(ii).

"Fourth
 Anniversary
 Date"            As defined in Sec.2.2(a)

"Five Press
 Facility"        A Printing Facility adequate to accommodate the installation and operation  therein of  five printing presses  and  other
                                             ----
                  equipment related primarily to printing, collating, bundling and distribution functions necessary in connection with the production of newspapers, magazines and other periodicals or printed materials.

"Funding"         As defined in Recital H of the Preamble.

"Funding Agreement
 #2" The funding agreement between EDC and The Times dated as of the date hereof which provides for the funding to The Times of City capital budget dollars necessary to pay for the construction of a City sanitary sewer system to service the Premises, as such agreement may be amended from time to time.

"Funding Agreement
 #3" The funding agreement between EDC and The Times dated as of the date hereof which provides for the funding to The Times of funds necessary to pay for the construction of an interim New York City Police Department evidence vehicle facility, as such agreement may be amended from time to time.

"Funding Agreement
 #4" The funding agreement between EDC and The Times dated as of the date hereof which provides for the funding to The Times of City capital budget dollars necessary to pay for certain reconstruction of the Whitestone Expressway Service Road from 20th Avenue to Linden Place (the "Whitestone Road"), a City street running adjacent to Premises, as such agreement may be amended from time to time.

"General
 Contractor"      Any general contractor selected by The Times, responsible for
                  the performance  of  all or any  portion   of   the   general
                  construction  work  relative  to  the  Construction Work.

"Good Faith W/MBE
 Participation
 Dollar Value"    As defined in Sec.6.11(a).

"Governmental
 Authorities"     The  United  States  of  America,  the  State  of  New York,
                  the  City  and  any  agency,  department,  legislative body,
                  commission,     board,      bureau,     instrumentality   or
                  political  subdivision  or  public  benefit  corporation  of
                  any   of   the   foregoing,   now   existing   or  hereafter
                  created,  having   legal  jurisdiction  over   the  Premises
                  or any   portion  thereof   or  any  street,  road,  avenue,
                  sidewalk or water comprising a part of or immediately adjacent to the Premises.

"Gross Building
 Area"            As defined in Article 1 of the Lease.

"Guaranteed W/MBE
 Participation
 Dollar Value"    As defined in Sec.6.11(a).

"Impositions"     As defined in Section 3.09(b)(i) of the Lease.

"Interim Penalty" As defined in Sec.9.14(f)(i).

"Investigation"   As defined in Sec.9.14(a).

"Late Charge
 Rate"            The  Prime Rate  (as hereinafter  defined) plus  one percent
                  (1%).

"Lease"           As defined in Recital B of the Preamble.

"Member"          As defined in Sec.9.14(a).

"Minimum Printing
 Facility"        A Printing  Facility of  no less than  approximately 360,000 square feet of floor area, which facility and its foundation shall  be  adequate  to  accommodate  the  installation  and
                  operation  therein   of  four  printing  presses  and  other
                                           ----
                  equipment related primarily to printing, collating, bundling and distribution functions necessary in connection with the production of newspapers, magazines and other periodicals or printed materials.

"MBEs"            As defined in Sec.6.11(a).

"New York State
  Courts"         As defined in Sec.9.13.

"Operational
 Date"            As defined in Sec.2.4(c)(v).

"Outside Operational
 Date"            As defined in Sec.2.4(c)(iv).

"Parties"         EDC and The Times.

"Person"          An  individual,  corporation,  partnership,  joint  venture, estate, trust, unincorporated association; any federal, state, county or municipal government or any bureau, department or agency thereof; and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Phase One
 Construction"    Site Preparation  Work and the  laying of a  foundation for, and the construction of, a Minimum Printing Facility.

"Phase Two
 Construction"    Site  Preparation Work and  the laying of  a foundation for, and the construction of, the Five Press Facility.

"Phase Three
 Construction"    Site Preparation Work and the laying  of the foundation for, and the construction of, the Six Press Facility.
"Phase Four
 Construction"    Site Preparation Work  and the laying  of a foundation  for, and the construction of, the Seven Press Facility.
"Phase Five
 Construction"    Site Preparation Work  and the laying  of a foundation  for, and the construction of, the Eight Press Facility.

"Plans and
 Specifications"  (i)  The  drawings  and  plans and  specifications  for  the
                  Project which includes the Construction Phase or Aggregated Construction Phase to be initially constructed by The Times (The Times hereby acknowledging that the portion of the Project to be initially constructed by The Times shall be at least the Minimum Printing Facility and that the Plans and Specifications for such initial construction shall indicate thereon the plans and specifications for the construction of the Minimum Printing Facility, provided, however, that such plans and specifications need not be completed to the extent required by the Buildings Department to issue a building permit but should be completed to the extent required by the Buildings Department to issue a foundation permit), prepared by the Architect, and approved to the extent required by Sec.1.1 hereof, as such drawings and plans and specifications may be modified or amended from time to time in accordance with this Agreement, and (ii) any subsequent drawings and plans and specifications, or modifications or amendments to the initial drawings and plans and specifications, for any
                  expansion  of   the  Project  required  by   any  additional
                  Construction  Phase   or   Aggregated  Construction   Phase,
                  prepared by the Architect and as approved to the extent required by Sec.1.1 hereof.

"Premises"        As defined in Recital A of the Preamble.

"Prime Rate"      The base or prime rate of interest from time to time charged by

                  Chemical  Bank, as such  rate is  published by The  New York
                                                                 -------------
                  Times newspaper, or by The Wall Street  Journal if such rate
                  -----                  ------------------------
                  is  not  published by  The New  York  Times at  the  time in
                                         --------------------
                  question.

"Printing
 Facility"        A facility for the  printing, production and distribution of newspapers, magazines and other periodicals or printed materials.

"Prohibited
 Person"          As defined in Sec.1.2(b)(2).

"Project"         As defined in Recital C of the Preamble.

"Project Budget"  As defined in Sec.4.3.

"Project Work"    Any   pre-construction    activities   (including,   without
                  limitation,   soil  borings,  surveying   and  surcharging),
                  clearing, excavation, grading, filling and construction activities undertaken by or on behalf of The Times for the purpose of constructing the Project all in accordance with this Agreement and the Plans and Specifications, whether or not paid for with the Funding.

"Public Parties"  As defined in Sec.9.11(a).

"Reimbursement
 Amount"          As defined in Sec.2.4(a).

"Rental"          As defined in Article 1 of the Lease.

"Requirements"    Any and  all laws, rules,  regulations, orders,  ordinances,
                  statutes,   codes,   executive   orders,   resolutions   and
                  requirements of all Governmental Authorities currently in force or hereafter adopted applicable to the Premises and/or the Project Work including without limitation, those rules, regulations and requirements of the Urban Renewal Plan (as hereinafter defined).

"Requisition"     As defined in Sec.4.2(a)(ii).

"Retainage"       As defined in Sec.2.2(a)(1).

"Reviewable
 Features"        With   respect  to   any   submission  of   the  Plans   and
                  Specifications, features of such submission the review of which is necessary to enable

                  EDC to determine (i) compliance with the requirements set forth in the Urban Renewal Plan to the extent that such requirements are applicable to The Times, and (ii) the number of square feet of Gross Building Area to be constructed.

"Reviewing
 Parties" The Buildings Department, the City's Fire Department, the City's Department of Environmental Protection, the City's Department of Transportation, and any other Governmental Authority with jurisdiction over the Project or the Premises and responsible for reviewing and approving drawings, plans and specifications for the Project in the normal course of their business in connection with (i) the issuing of permits or approvals (including a building permit) with respect to any construction project in the Borough of Queens, City of New York, or (ii) ensuring compliance with the Requirements.

"Scheduled
 Completion Date" The date on which The Times is required, pursuant to Section
                  13.01(b) of the Lease, to Substantially Complete (as hereinafter defined) construction of the Minimum Printing Facility.

"Segments"        Portions  or  aspects  of  the  Project  Work  which  can be performed or constructed independently from the remainder of the Project Work or from other portions or aspects of the Project Work; for example, Site Preparation Work, driving of piles, foundation work, construction of a Printing Facility, landscaping.

"Seven Press
 Facility"        A Printing Facility adequate to accommodate the installation and operation  therein of  seven printing presses  and other
                                             -----
                  equipment related primarily to printing, collating, bundling and distribution functions necessary in connection with the production of newspapers, magazines and other periodicals or printed materials.

"Site Preparation
 Work"            As defined in the definition of Construction Work.

"Six Press
 Facility"        A    Printing   Facility   adequate   to   accommodate   the
                  installation   and  operation   therein   of  six   printing
                                                                ---
                  presses   and   other   equipment   related   primarily   to
                  printing,    collating,    bundling    and    distribution
                  functions  necessary  in   connection  with  the  production
                  of   newspapers,   magazines   and   other   periodicals  or
                  printed materials.

"Short-Term Late
 Charge Rate"     The rate of interest from time to time charged in connection with six (6) month Treasury bonds, plus one percent (1%).

"Substantial
 Completion" or
"Substantially
 Complete(d)"     With respect to only  the initial Construction Phase of  the
                  Project  (which  initial  Construction  Phase  shall  be  no
                  smaller in size  than the   Minimum Printing Facility),  the
                  completion of construction of  an enclosed envelope of floor
                  space,  environmentally   controlled   and  containing   (i)
                  heating,  ventilating and air conditioning systems installed for  general purpose or multi-purpose occupancy, (ii) water, sewer and sanitary  facilities suitable for general  purpose
                  or   multi-purpose  occupancy,  (iii)   electrical  service,
                  including  interior  lighting,  throughout  the  constructed structure  suitable  for  general  purpose  or multi-purpose occupancy,  (iv) fire  detection  and protection  and safety facilities  suitable for  general  purpose or  multi-purpose occupancy throughout the  structure, and (v)  building shell construction  constructed  to  a  level adequate  to  permit build-to-suit occupancy  with interior and exterior walls as required  for structural  integrity; provided,  however that such structure  need not include production  systems and the specific construction  features required to  make the  above described utility  systems operational in the  production of
                  newspapers.    Substantial Completion  shall  be established
                  upon receipt by EDC of a certification from the Architect or
                  Engineer of Record, that the above described structure shall have  been constructed substantially  in accordance with the
                  Plans   and  Specifications   and  any   other  construction
                  documents filed with the Buildings Department, provided however, that the date of Substantial Completion shall be established by the date of delivery of such certification.

"Target Building
 Size"            As defined in Sec.2.1(c)(i).

"Target
 Footprint"       As defined in Sec.2.1(c)(i).

"Term"            As defined in Sec.3.1.

"The Times"       As defined in the first paragraph of this Agreement.

"The Times
 Indemnitees"     As defined in Sec.9.11(b).

"Transaction
 Documents"       As defined in Sec.9.14(a).

"Unavoidable
 Delays" Delays caused by (i) strikes, slowdowns, walkouts, lockouts or other labor troubles, (ii) acts of God, (iii) catastrophic weather conditions, (iv) inability to obtain labor or materials due to labor disputes, (v) court orders enjoining commencement or continuation of the Project Work,
                  (vi) enemy action, (vii) civil commotion, (viii) shortage of fuel, supplies or labor resulting from governmental declared priorities in connection with a public emergency, (ix) failure or defect in the supply of electricity, oil, gas or water to the Premises provided that such failure or defect is not due to the action or inaction of The Times or its Contractors or their subcontractors, (x) fire, (xi) casualty, (xii) the failure of EDC to disburse the Funding or any portion thereof in accordance with the provisions of this Agreement, (xiii) the failure of EDC to review, comment on, approve or disapprove, and inform the Buildings Department of its approval of, the Plans and Specifications within the time periods required by Article One hereof (provided that such failure is not a result of The Times's failure to submit Plans and Specifications of reasonably sufficient detail to permit EDC to properly review such Plans and Specifications or to submit Plans and
                  Specifications  appropriately  modified  to  reflect   EDC's
                  comments thereon), or (xiv) other causes not within The Times's control that is causing a delay in The Times's performance of its construction obligations hereunder. The Times shall use its good faith efforts to notify EDC in writing, stating when such delay commenced, not later than ten (10) Business Days after The Times has first received knowledge of the occurrence of any of the foregoing conditions; provided, however, that The Times's failure to notify EDC of the occurrence of an event constituting an Unavoidable Delay shall not affect the commencement of such delay or otherwise result in the loss of any benefit or right granted to The Times under this Agreement. In no event shall The Times's financial condition or inability to obtain financing constitute an Unavoidable Delay.

"Urban Renewal
 Plan"            The  Second  Amended  Urban   Renewal  Plan  for the College
                  Point   II    Industrial    Development   Project,    dated
                  February   1989,   in   effect  as   of  the   date of  this
                  Agreement   (a   copy  of  which  is  attached  hereto  as
                  Appendix   K),   and   all   amendments   and  modifications
                  thereto  affecting   landscaping  requirements  compliance
                  with   which  would   not  require   The  Times  to incur  a
                  material cost.

"WBEs"            As defined in Sec.6.11(a).

"W/MBEs"          As defined in Sec.6.11(a).

"W/MBE
 Participation
 Dollar Value"    As defined in Sec.6.11(c).

"W/MBE
 Percentage"      As defined in Sec.6.11(c).

"W/MBE
 Report"          As defined in Sec.6.11(b).

"Whitestone Road" As defined in the definition of Funding Agreement #4.

                  ARTICLE ONE - THE WORK; PERFORMANCE, PROCUREMENT AND
                  ----------------------------------------------------

                             CONTRACT REQUIREMENTS
                             ---------------------

   Sec.1.1     General   Provisions  and   Provisions  Regarding   Design  and
               ---------------------------------------------------------------
Construction.
- -------------
   (a)         General. The Times agrees to perform  the Project Work  and EDC
               --------
agrees to disburse  the Funding on the terms and  conditions contained in this

Agreement.

   (b)         Plans and Specifications. (1)(i) The Times  shall prepare  the
               -------------------------
Plans and Specifications in accordance with all applicable requirements of the

Buildings Department  (including, without limitation, the  requirements of the

New York City Building Code) and all other applicable Requirements.  The Plans and Specifications shall, in  addition, be prepared, to the  extent reasonably practicable,  in such  manner as  to clearly  show (either  graphically  or by appropriate notes) that all elements of the design conform to the requirements of the Urban Renewal Plan to  the extent that such requirements are applicable

to  The  Times.   The  Times  agrees  to  deliver  a  copy of  the  Plans  and

Specifications (in a single or  in multiple submissions, at the option  of The

Times) prepared  in accordance with the foregoing, together with a letter from the Architect or the Engineer of Record stating that the facility contemplated by  such Plans  and  Specifications  to  be  constructed,  if  constructed  in accordance with the specifications set forth in such Plans and Specifications,

is designed to accommodate  the printing presses and other equipment  that The

Times has informed such Architect or Engineer of Record  that it intends to install at  the facility contemplated by such Plans and  Specifications  (it being  understood  that  the  printing  presses  and equipment that The Times informs such  Architect or Engineer of Record that it intends  to  install  at the  facility
shall  be  such printing  presses  and equipment as  is necessary to operate each of the Minimum  Printing Facility, the Five Press Facility, the Six Press

Facility, the Seven Press Facility and the Eight Press Facility,  as the case may be), to EDC  for EDC's review  and approval  prior to  or  simultaneous with its  submission  of  the Plans  and Specifications to the Buildings

Department.  EDC's review and approval  of the Plans and  Specifications as provided in  this Sec.1.1(b) shall be limited to Reviewable Features.  EDC's approval of the Plans and Specifications shall not be unreasonably withheld.

EDC will  approve or disapprove and comment on such submission with respect to Reviewable Features  within twenty-five (25)  days after receipt thereof and, if approved, will immediately notify The Times, the Buildings  Department and  any  other  applicable  Reviewing  Party  of  such approval.  If  EDC disapproves of  and has comments  on any submission of  the Plans  and

Specifications or any  portion or aspect  thereof, such disapproval and comments will be given to The Times in writing in a detailed manner within the  twenty-five (25) day time period specified  herein.  As to those portions or aspects of the Plans  and Specifications which EDC does not  disapprove and comment on  in writing in a  detailed manner within such  twenty-five (25) day time period, such portions or aspects of the Plans and Specifications shall be deemed approved  and if the portions or aspects that have been deemed approved constitute an independent element  of the Project Work (e.g.  Site Preparation

Work,  the driving  of piles,  foundation work,  construction of  the Printing

Facility, landscaping), EDC shall promptly advise the Buildings Department and any other applicable Reviewing Party of such approval.  The Times shall submit to EDC modified Plans and

Specifications with  respect to  those portions or  aspects of  the Plans  and

Specifications  which are  disapproved  and commented  on  by EDC  within  the applicable time periods  set forth  herein, responsive to  such comments,  for

EDC's approval  or disapproval and comment,  until approved by EDC.   EDC will

approve  or disapprove and comment  on each such  subsequent submission within fifteen  (15) days after receipt  thereof, and, if  approved, will immediately notify  The Times, the Buildings Department and any other applicable Reviewing

Party of such approval.  As to those portions or aspects of the modified Plans and Specifications which EDC does not  disapprove and comment on in writing in a  detailed manner within such fifteen (15)  day time period, such portions or aspects of the modified Plans and Specifications  shall be deemed approved and if the  portions  or aspects  that  have been  deemed  approved constitute  an independent  element  of  the Project  Work,  EDC  shall  promptly advise  the

Buildings  Department  and  any  other  applicable  Reviewing  Party  of  such approval.

            (ii)  If EDC disapproves  and comments  on any  submission of  the

Plans and Specifications and The Times has a good faith reason to believe that such disapproval and/or comments  are unreasonable, then The Times  shall have the  right to  submit  to arbitration  in accordance  with  the provisions  of

Article 34 of  the Lease the question as  to whether, taking into  account the terms and conditions  of this Agreement and the Lease, such disapproval and/or

comments are unreasonable.   If the arbitrator decides that  EDC's disapproval

and/or comments are unreasonable then, from the date of such determination  in favor of The Times, the Plans and Specifications shall be deemed approved.

            (iii) If  any portion or aspect of the Plans and Specifications is deemed approved in accordance with Sec.1.1(b)(1)(i) or Sec.1.1(b)(1)(ii) above,

then upon receipt of a notice from The Times that such portions or aspects of the Plans and Specifications have been  deemed  approved  in  accordance  with

Sec.1.1(b)(1)(i)  of  this   Agreement  or  upon  receipt by The  Times  of  a

determination  in favor  of  The  Times  in  arbitration  in  accordance  with

Sec.1.1(b)(1)(ii) of this Agreement, EDC shall have ten (10) days to advise the

Buildings Department and any  other applicable Reviewing Party of  such deemed approval.  For each  day beyond the ten (10) day time  period set forth herein that EDC  fails to  advise the Buildings  Department and any  other applicable

Reviewing Party of such  deemed approval of the Plans and  Specifications, The

Times  shall be  entitled to  an  abatement of  future installments  of Rental

(other than Impositions and College Point Improvement Fund Payments) due under the Lease in an amount equal to $1,000.

         (2)   In  addition  to   The  Times's  submission  of  the Plans  and

Specifications  to  EDC  for  its  review  and  approval  in  accordance  with

Sec.1.1(b)(1) hereof, The Times shall submit such Plans and Specifications to

the Reviewing   Parties,  as  required by  law, rule,   regulation   or  other

applicable Requirement, for their review and approval in the normal  course of their business.  The Times shall also obtain all  required permits,  consents,

certificates,  licenses,  authorizations  and   approvals  of  the   Buildings

Department, and  all other  Governmental Authorities having  jurisdiction over the  Project  and  the  Premises (all  such  permits,  consents, certificates,

licenses, authorizations and  approvals are hereinafter collectively  referred to as the "Approvals").  The Times shall deliver to EDC copies of the

Plans and Specifications  that are filed with, and  approved by, the Buildings

Department.

         (3)   (i)   The   Times  shall  give  notice  to EDC  of any  and all

changes The Times wishes  to make to the Plans and Specifications prior to any construction in accordance with such proposed  changes.  No change which would

(i)  cause changes to be made to the  Plans and Specifications with respect to those portions or aspects of the Plans  and Specifications previously approved or deemed approved  in accordance with Sec.1.1(b)(1) or this Sec.1.1(b)(3), or

(ii) cause the Plans and Specifications to be in material noncompliance with the requirements set forth  in the Urban  Renewal Plan, or  (iii) alter the  Gross

Building Area so that it is less than 360,000  square feet (unless such change to the Plans and Specifications is  accompanied by a letter from the Architect or Engineer of Record stating that the Facility contemplated by such Plans and

Specifications,  if  constructed  in  accordance  therewith,  is  designed  to accommodate the  printing  presses and  other  equipment  that The  Times  has informed such  Architect or Engineer of  Record it intends to  install at such

Facility, it being understood that the printing presses and equipment that The

Times informs such Architect  or Engineer of Record of shall be  at least such printing presses and equipment as is necessary to operate the Minimum Printing

Facility), shall be  made to the  Plans and Specifications  without the  prior written  approval of EDC,  which approval shall  not be unreasonably withheld.

EDC will approve  or disapprove and comment  upon such changes within  twenty-

five (25) days after receipt thereof and, if approved, will immediately notify

The Times, the Buildings Department  and any other applicable Reviewing  Party

of such approval.   If EDC disapproves  and has comments on  any such changes,

such comments  will be  given to  The Times  in writing in  a detailed  manner within the twenty-five (25) day
time  period  specified herein.    As  to those  changes  which  EDC does  not

disapprove  and  comment upon  in writing  in  a detailed  manner  within such twenty-five (25) day time period, such changes shall be deemed approved and if those  changes  that  have  been  deemed  approved  constitute changes  to  an independent  element of  the  Project Work  (as exemplified in Sec.1.1(b)(1)(i)

above), EDC  shall  promptly advise  the Buildings  Department  and any  other

applicable Reviewing  Party of such approval.   The Times shall  submit to EDC

modified  Plans and  Specifications with  respect to  those changes  which are disapproved and commented  on by EDC  within the applicable  time periods  set

forth herein,  responsive to such comments,  until approved by EDC.   EDC will

approve  or disapprove and  comment on each  such subsequent submission within fifteen  (15) days after  receipt thereof, and,  if approved, will immediately notify The Times, the Buildings Department and  any other applicable Reviewing

Party of such approval.  As to those portions or aspects of the modified Plans and Specifications which EDC does not  disapprove and comment on in writing in a  detailed manner within such fifteen (15)  day time period, such portions or aspects of  the Plans and Specifications  shall be deemed approved  and if the portions or aspects that have  been deemed approved constitute an  independent element  of  the  Project  Work,  EDC  shall  promptly  advise  the  Buildings

Department and any other applicable Reviewing Party of such approval.

            (ii)  If EDC disapproves  and comments on any  proposed changes to the Plans  and Specifications and The Times has a good faith reason to believe that such disapproval and/or comments  are unreasonable, then The Times  shall have the right  to submit to arbitration in accordance  with the provisions of

Article 34 of the Lease the
question  as to whether, taking into account  the terms and conditions of this

Agreement  and the Lease,  such disapproval and/or  comments are unreasonable.

If  the  arbitrator  decides  that   EDC's  disapproval  and/or  comments  are

unreasonable then, from the date of such determination in favor  of The Times,

the proposed changes to the Plans and Specifications shall be deemed approved.

            (iii) If any portion or aspect of any subsequent submission of the

Plans and Specifications is deemed approved in accordance with Sec.1.1(b)(3)(i)

or Sec.1.1(b)(3)(ii) above, then upon receipt of  a notice from The Times that

such  portions  or aspects  of  the subsequent  submission   of the Plans  and

Specifications have been deemed approved in accordance with Sec.1.1(b)(3)(i) of this Agreement or upon receipt by The Times of a determination in favor of The

Times in arbitration in accordance with Sec.1.1(b)(3)(ii) of this Agreement, EDC shall  have ten  (10) days to  advise the  Buildings Department  and any other applicable Reviewing Party of such  deemed approval.  For each day  beyond the ten  (10) day  time  period set  forth herein  that  EDC fails  to  advise the

Buildings Department and any other  applicable Reviewing Party of such  deemed approval  of the subsequent  submission of  the Plans and  Specifications, The

Times  shall be  entitled to  an abatement  of  future installments  of Rental

(other than Impositions and College Point Improvement Fund Payments) due under the Lease in an amount equal to $1,000.

    (4)   Except  with  respect to compliance  with the requirements set forth in  the Urban Renewal Plan, EDC's approval  of the Plans and Specifications or any modifications thereto or any subsequent submissions  thereof shall not be,

nor shall it be construed  as being, or relied  upon as, a determination  that such comply with the Requirements or are structurally, architecturally or by any other standard technically correct.

      (5)   Notwithstanding   anything  to  the   contrary  contained  herein,

Plans  and Specifications submitted  to EDC for  EDC's review  and approval in accordance  herewith, if submitted  in multiple submissions  or otherwise in a phased sequence  pursuant to the terms  hereof, need not show  compliance with all Requirements  set forth in the  Urban Renewal Plan that  are applicable to the Project  (subject to The Times's  ultimate obligations under  the Lease to submit Plans and Specifications that,  in the aggregate, show compliance  with all such Requirements),  but should, in  any event, show  compliance with  all such  Requirements  of  the  Urban  Renewal Plan  that  could  be  violated by construction pursuant  to  the Plans  and  Specifications for  the  particular

Segment, Construction Phase or Aggregated Construction Phase being reviewed by

EDC.   For  example, the  Plans and  Specifications need  not  contain details regarding landscaping in order for the Times to  proceed with Site Preparation

Work  or foundation  work, provided  that such  Plans and  Specifications show compliance with all Requirements of the  Urban Renewal Plan applicable to such

Site Preparation  Work  or foundation  work.   EDC  agrees  that it  will  not

disapprove,  comment on,  or fail to  advise the Buildings  Department and any other applicable Reviewing  Party of its approval or deemed  approval of Plans and Specifications on  the grounds that  such Plans and Specifications  do not show compliance  with Requirements  of the  Urban  Renewal  Plan that  are not required to be  addressed by  such Plans  and Specifications  pursuant to  the provisions of this Sec.1.1(b)(5).

    (c)   Right  to  Proceed.   EDC will  not be obligated to  disburse any of
          ------------------

the Funding  until  (i) EDC  has  approved  the Plans  and  Specifications  in accordance with Sec.1.1(b) hereof,
and (ii)  all Approvals necessary for  the construction of any  portion of the

Construction  Work which The  Times is then  requesting to be  funded with the

Funding, have been obtained.  Nothing contained herein is intended to prohibit or  otherwise prevent The Times  from proceeding with  the construction of the

Project or any portion thereof which is not to be funded with the Funding.

    (d)   Performance  of  the Work.  The Times covenants and  agrees to cause
          -------------------------

the Project  to be  constructed in  accordance with the  requirements of  this

Agreement   and  with  the   Plans  and  Specifications   and  all  applicable

Requirements.

    (e)   Site Inspections. Subject to the provisions of Sec.9.11(b) hereof,
          -----------------

The Times shall  permit EDC, its   agents  and/or professional consultants  to

make inspections  of  the Premises,  accompanied by  a  representative of  The

Times, during normal business  hours or otherwise when Construction Work is in progress,  at reasonable times  and upon reasonable prior  notice to The Times and  in accordance with  applicable safety  standards, as it  reasonably deems necessary to observe compliance with  this Agreement.  Such inspections  shall be visual  only  and shall  not  require the  uncovering  of any  work  unless specifically  requested in writing  by EDC; provided,  however, that EDC shall request  the uncovering of work only if  there is reasonable evidence or cause to believe that the  work was not performed  in accordance with the  Plans and

Specifications or the Requirements, and further provided that if the work that has  been uncovered  is determined to be  performed  in  accordance  with  the

Plans   and   Specifications   or  the  Requirements, EDC shall pay  the  costs

associated  with  the uncovering  and  if the  work  that has been uncovered is determined to
be unacceptable because it was not performed in accordance with  the Plans and

Specifications or the Requirements, The  Times shall pay the costs  associated with the uncovering.  EDC shall use its best efforts to cause such inspections to be made in a  manner such that it will  not interfere with the progress  of the Construction Work or  other Project Work.  The omission or  failure of EDC or any representative thereof to make such inspections, or to notify The Times of any  non-compliance with  the  terms of  this Agreement  or  the Plans  and

Specifications, shall  in no way  relieve The  Times of its  obligations under this Agreement  or impose any liability upon  EDC, its consultants and agents.

Nothing contained in this Sec.1.1(e) shall be construed to give EDC the  right under this Agreement to stop, hinder or delay the Construction Work.



   Sec.1.2  Procurement of Services and Goods
            ---------------------------------

   (a)   At  such  time  as  The Times enters into  a Construction Contract or

Construction Contracts, The Times shall enter into such  Construction Contract or Construction  Contracts independently and not  as agent of the  City or EDC for the  performance of any Construction Phase of the Construction Work or any

Segments  of any Construction  Phase or  Aggregated Construction Phase  of the

Construction Work in  accordance with the  Plans and Specifications  therefor,

including without limitation, the performance of Site Preparation Work for the

Project and the  construction of the foundation  and the making  of foundation related  improvements  on the Premises (including, without limitation, piling).

   (b)   (1)   The Times  shall   have  the  right to enter  into Construction

Contracts  with  a  Person or  Persons  selected  by  The  Times in  its  sole discretion; provided however, that any

Construction Contract with a Construction Manager  or General Contractor shall be  subject  to  EDC's prior  written  approval  solely  as  to  whether  such

Construction Manager or General Contractor  is a Prohibited Person.  Prior  to

letting  any  Construction Contract  with  a Construction  Manager  or General

Contractor, The  Times shall  submit to  EDC by  hand delivery,  registered or certified  mail, or national overnight courier  service, a statement as to the

Person or  Persons which  The  Times intends  to  select as  its  Construction

Manager or  General Contractor.    EDC shall advise The  Times, within fifteen

(15) Business Days after receipt of such statement, whether any such Person or

Persons is a  Prohibited Person.  If EDC  fails to so advise The  Times within such fifteen (15) Business Day period as to whether any such Person or Persons is a  Prohibited Person, such  Person shall be deemed  not to be  a Prohibited

Person.    EDC understands  that The  Times  has entered  into  a Construction

Contract with  Lehrer  McGovern Bovis,  Inc. for  the  performance of  certain construction management services and hereby acknowledges that,  as of the date of this  Agreement, Lehrer McGovern  Bovis, Inc.  is not a  Prohibited Person.

Notwithstanding anything to the contrary contained herein,  once The Times has entered into a Construction Contract  or Construction Contracts with a  Person or  Persons to act as its Construction  Manager or General Contractor based on

EDC's advice  that such Person or Persons are not Prohibited Persons (or EDC's failure  to notify  The Times  within  the fifteen  (15)  Business Day  period described above that such Person or Persons are Prohibited Persons), The Times shall  in no  event be  required  to terminate  such Construction  Contract or

Construction Contracts even if EDC  thereafter determines that such Person  or

Persons were,  or had become, Prohibited  Persons and the rights  of The Times and EDC under this Agreement
shall be unaffected and remain  in full force and effect as if  such Person or

Persons were not, or had not become, Prohibited Persons.

    (2)   For purposes hereof, the term "Prohibited Person" shall mean:

            (i)   Any  Person (A) that  is in default  after notice and beyond any applicable  grace period,  of its obligations  under any material written agreement with EDC or Landlord, or (B) that directly  controls, is  controlled  by, or  is under  common control  with a Person  that is in  default after notice and beyond any applicable grace period, of its obligations under any material written agreement with EDC or Landlord, unless,

                  in each instance, such default or breach either (x) has been waived  in  writing  by  EDC or  Landlord  or  (y)  is being disputed  in  a  court of  law,  administrative  proceeding,

                  arbitration or  other forum  or (z)  is cured  within thirty

                  (30) days  after a determination  and notice to  Tenant from

                  Landlord that such Person is a Prohibited Person as a result of such default,

            (ii)  Any  Person that  is an  organized crime figure,  unless the

                  City   is  otherwise   doing  business   with   such  person

                  notwithstanding such organized crime status,

            (iii) Any government, or any Person that is directly or indirectly controlled  (rather  than only  regulated) by  a government,

                  that is finally determined to be in violation of (including,

                  but  not  limited to,  any  particular  in an  international boycott  in  violation  of) the Export Administration Act of

                  1979,  as   amended,  or  any  successor   statute,  or  the

                  regulations issued pursuant thereto, or any  government that

                  is,  or   any  Person  that,  directly   or  indirectly,  is

                  controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof,

            (iv)  Any government, or any  Person that, directly or indirectly,

                  is controlled (rather than  only regulated) by a government,

                  the effects  or  the activities  of which  the regulated  or controlled pursuant  to  regulations of  the  United  States

                  Treasury Department or executive  orders of the President of the  United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended,

            (v)   Any Person that is in default in the payment to  the City of

                  any  real  estate  taxes,   sewer  rents  or  water  charges

                  totalling  more than  $10,000, unless  such default  is then being contested in good faith in accordance  with the law or unless such default is cured within thirty (30) days after a determination and  notice to Tenant from  Landlord that such

                  Person is a Prohibited Person  as a result of such  default,

                  or

            (vi)  Any  Person that has  solely owned,  at any time  during the three  (3)  years immediately  preceding a  determination of whether  such Person  is a  Prohibited Person,  any property which,  while in the ownership of  such Person, was acquired by the City by in rem tax foreclosure, other than a property
                                 ------

                  in which  the City  has released  or  is in  the process  of releasing its  interest pursuant to the  Administrative Code of the City.

    (c)   All  Construction   Contracts,  in   order  to  be   eligible  for

disbursement under this Agreement, shall provide, in substance:

    (1)     (intentionally omitted);

    (2)     that  neither   the  Contractor  nor  any  of   its  employees  or

            subcontractors  is or  shall be  deemed to  be an  agent, servant,

            employee  or contractor  of  the City  or  EDC by  virtue of  this

            Agreement or by  virtue of any  approval, permit, license,  grant,

            right or  other authorization  given by  the City,  EDC or  any of their respective  officers, officials, directors,  members, agents or employees; and that the Contractor shall not commence any legal proceeding against  the City  or EDC to  recover any  compensation which may be payable under the Construction Contract;

    (3)     that the Contractor is solely responsible for the work, direction,

            compensation   and  personal   conduct   of   its  employees   and

            subcontractors;

    (4)     (intentionally omitted);

    (5)     that  the Contractor  shall  maintain accurate,  readily auditable records  and accounts with supporting documentation, in accordance with Accounting  Principles, of  all Construction Work  performed,

            and receipts  and expenditures made, in  connection therewith, and that the Contractor shall make such records and accounts available to  EDC,  the  City  and  each  of  their  respective  agents  and employees, for inspection  and audit at reasonable  times and upon reasonable  prior written  notice for  a period  of six  (6) years after completion of the pertinent Construction Contract; and

    (6)    provisions incorporating the requirements of Sec.6.5(a) (Compliance with Applicable Law) and Sec.9.1 (Conflict of Interests).

    (d)    The  Times  shall   cause   the  Contractors  to   include  in  any

subcontracts entered  into  by such  Contractors for  the  performance of  the

Construction Work,  provisions substantially  the same  as the  provisions set forth in Sec.1.2(c) hereof.



   Sec.1.3  Liaison to EDC
            --------------
    The  Times   will   notify  EDC, in  writing,  prior  to  the Construction

Commencement Date, of  the member or members  (including an alternate)  of The

Times's staff who  will have the authority  and the primary responsibility  to communicate with EDC (whether  to respond to  inquiries or to provide  updates regarding the progress of  the work or otherwise) regarding the performance of each  Segment, Construction  Phase  or Aggregated  Construction  Phase of  the

Project Work.  The Times agrees to use its good faith efforts to notify EDC in writing of any  intended substitution of  said person at  least five (5)  days prior to the  date such  substitution will  take effect but in any  event will notify EDC  in writing of any  such substitution on the  day such substitution will take effect.  The  Times  will cause such  person to be available to  the extent  reasonably necessary to communicate with EDC regarding the performance of the Construction Work.

                          ARTICLE TWO - THE FUNDING
                          -------------------------



   Sec.2.1   Agreement  to  Fund.   (a)   Subject  to  the terms,  conditions,
             --------------------

representations and  warranties contained  in  this Agreement,  EDC agrees  to disburse  to The Times,  an amount  not to exceed  the Funding,  and The Times agrees to accept the Funding, for performance by The Times of the Construction

Work.  The Times agrees  to utilize the Funding solely in  connection with the

Construction  Work.  Subject  to EDC's remedies  upon an Event  of Default and except  as otherwise  provided  in Sec.2.4 hereof, the Funding, once disbursed under this Agreement, shall not be subject to any reimbursement whatsoever to

EDC.

    (b)    The  Times   acknowledges   that  neither  EDC  nor  the  City  has

represented or  warranted that the Funding  will be sufficient to  pay for the entire cost of the Construction Work.  The Times agrees that The Times will be solely responsible to the extent  that the Eligible Costs of the  Construction

Work exceed the amount of the Funding for any reason.   The Times acknowledges

that the Funding is  not a fee or other compensation earned  by or paid to The

Times.



   Sec.2.2  Schedule  for  Disbursements.   (a)   Subject to  satisfaction of,
            -----------------------------

and/or compliance with, the terms and conditions of this Sec.2.2 with respect to each Segment, Construction  Phase or Aggregated Construction  Phase, EDC shall disburse the Funding to The Times in accordance with the following schedule:

            (1)   With  respect to  the  aggregate of  all  the Segments  that constitute Phase

                   One Construction, provided  that prior to or  simultaneously with the  first request for disbursement  therefor The Times demonstrates  to EDC's  reasonable satisfaction  through the production of invoices, purchase orders, a purchase and sale agreement, or other documentation reasonably satisfactory to

                  EDC,  that  The  Times   has  purchased,  or  contracted  to

                  purchase, four printing presses for delivery to the Premises and use  in connection  with the Minimum  Printing Facility,

                  EDC  shall disburse to The Times, in accordance with Sec.2.3 hereof,  a  portion of  the Funding  in an  aggregate amount equal to,

                  (i)   $3,000,000 if  the Phase One Construction commences on

                        or prior  to the  fourth  anniversary of  the date  on

                        which the Lease has been executed and delivered by the

                        parties thereto (the "Fourth Anniversary Date"), or

                  (ii)  $4,000,000  if  the Phase  One  Construction commences after the Fourth Anniversary Date.

            (2)   With  respect to the  aggregate of all  of the Segments that constitute Phase Two Construction, provided that prior to or simultaneously with  the first  request for  disbursement in connection  therewith, The  Times delivers  to EDC  a letter from the Architect  or the Engineer  of Record stating  that the improvements contemplated by such Construction  Phase or

                  Segment or Segments thereof  (it being understood and agreed that such improvements  may consist, at  a minimum, of  only the
                  piles  on   which  a   foundation   and  facility   might  be

                  constructed at a later date), as described  in  the Plans and

                  Specifications therefor,  if constructed in  accordance  with

                  the   specifications   set   forth   in   such    Plans   and

                  Specifications,  is  designed,  when  aggregated   with   the

                  improvements  contemplated  by  Phase  One  Construction,  to accommodate  the  installation  therein  or  thereon  of five

                  printing   presses,  EDC  shall  disburse  to  The  Times, in

                  accordance with  Sec.2.3  hereof, a  portion  of  the Funding

                  (in   addition   to   any   amounts   already   disbursed  in

                  accordance  with Sec.2.2(a)(1) above) in an  aggregate amount equal to $2,250,000.

            (3)   With  respect to the  aggregate of all  of the Segments that constitute  Phase Three Construction, provided that prior to or simultaneously with the first request for disbursement in connection  therewith, The  Times delivers  to EDC  a letter from the Architect  or the Engineer  of Record stating  that the improvements contemplated by such  Construction Phase or

                  Segment or Segments thereof  (it being understood and agreed that such improvements  may consist, at  a minimum, of  only the  piles  on which  a  foundation  and  facility might  be constructed at a later date), as described  in the Plans and

                  Specifications therefor, if  constructed in accordance  with

                  the   specifications   set   forth   in   such   Plans   and

                  Specifications,  is  designed,   when  aggregated  with  the

                  improvements  contemplated by  Phase  One

                  Construction  and Phase  Two  Construction,  to  accommodate

                  the  installation  therein   or   thereon   of  six printing

                  presses,  EDC  shall disburse to The  Times,  in  accordance with Sec.2.3 hereof,  a portion of the  Funding (in addition

                  to  any   amounts  already  disbursed  in  accordance   with

                  Sec.2.2(a)(1) and (2) above) in an aggregate amount equal to

                  $2,250,000.

            (4)   With  respect to the  aggregate of all  of the Segments that constitute Phase  Four Construction, provided  that prior to or simultaneously with the first request for disbursement in connection  therewith, The  Times delivers  to EDC  a letter from the  Architect or the  Engineer of Record  stating that the improvements contemplated by  such Construction Phase or

                  Segment or Segments thereof  (it being understood and agreed that such  improvements may consist,  at a minimum,  of only the  piles on  which  a  foundation  and facility  might  be constructed at a later date), as described  in the Plans and

                  Specifications therefor,  if constructed in  accordance with

                  the   specifications   set   forth   in   such   Plans   and

                  Specifications,  is  designed,  when  aggregated   with  the

                  improvements contemplated by  Phase One Construction,  Phase

                  Two   Construction   and   Phase   Three   Construction,  to

                  accommodate  the installation  therein  or thereon  of seven printing  presses,  EDC  shall  disburse to  The  Times,  in accordance with Sec.2.3 hereof, a portion of the Funding (in addition to any amounts already disbursed in accordance with Sec.2.2(a)(1), (2) and (3) above) in an aggregate amount equal to $3,750,000.

            (5)   With  respect to the  aggregate of all  of the Segments that constitute Phase Five  Construction, provided that  prior to or simultaneously with the first request for disbursement in connection  therewith, The  Times delivers  to EDC  a letter from the Architect  or the Engineer  of Record stating  that the improvements contemplated by such  Construction Phase or

                  Segment or Segments thereof  (it being understood and agreed that such improvements  may consist, at  a minimum, of  only the  piles  on which  a  foundation  and  facility might  be constructed at a later date), as described  in the Plans and

                  Specifications therefor, if  constructed in accordance  with

                  the   specifications   set   forth   in   such   Plans   and

                  Specifications,  is  designed,   when  aggregated  with  the

                  improvements contemplated by  Phase One Construction,  Phase

                  Two Construction,  Phase Three Construction  and Phase  Four

                  Construction,  to accommodate  the  installation therein  or thereon of eight printing presses, EDC shall disburse to The

                  Times,  in accordance with Sec.2.3  hereof, a portion of the

                  Funding  (in addition  to any  amounts already  disbursed in accordance with Sec.2.2(a)(1), (2), (3) and (4) above) in an aggregate amount equal to $3,750,000.

      (b)   If The Times elects to construct more  than one Construction Phase simultaneously and/or  sequentially, and/or  elects to  construct only one  or more Segment
or Segments of one or more Construction Phases, without regard to whether such

Segment or Segments are  constructed in a sequence  contemplated by Phase  Two

Construction, Phase Three Construction, Phase Four Construction and Phase Five

Construction,  then  provided  that  (i)  EDC  has   approved  the  Plans  and

Specifications  for   each  such   Construction  Phase   (or  the   Plans  and

Specifications for  the Aggregated Construction  Phase or Segment  or Segments

thereof which is to be constructed) in accordance with  Sec.1.1  hereof,  (ii)

The  Times  has  filed  such  Plans  and  Specifications  with   the  Buildings

Department,  (iii) with respect to the Funding allocable to Phase One Construc-

tion, The Times has demonstrated to EDC's reasonable satisfaction in accordance with Sec.2.2(a)(1) hereof the purchase or contract to purchase of the printing

presses specified  in   Sec.2.2(a)(1) hereof  and with respect  to the Funding

allocable  to Phase  Two  Construction, Phase   Three Construction, Phase Four

Construction  and Phase  Five Construction or any Segment or Segments thereof,

The  Times has delivered  to EDC the  letter from the Architect or Engineer of

Record   specified  in Sec.2.2(a)(2), (3), (4)   and (5)  hereof, and (iv) the

Segment to be constructed is related to a Construction Phase that is not  more than  two subsequent construction phases away from the last Construction Phase that is  to  be constructed in  its entirety, EDC shall disburse to The Times,

in accordance with Sec.2.3  hereof,  the portion of  the Funding equal to  the aggregate of  the amounts allocated to each Construction Phase as set forth in

Sec.2.2(a)  hereof. Thus, for example,  if The Times  elected to perform  all of the  Construction Work included in Phase One  Construction, Phase Two

Construction, Phase  Three Construction, Phase Four Construction and Phase

Five  Construction at the time that it constructed the Minimum Printing

Facility, all  of the Funding payable in connection with such Construction

Work
would be  disbursed to The Times in accordance with Sec.2.3 hereof as and when

such  Construction  Work was  performed.   If,  however, The  Times  elects to

perform the  Construction  Work included  in Phase  One  Construction and  the

Segment  of the  Construction Work identified  as the  driving of  piles for a foundation and/or  foundation work included  in Phase Two  Construction, Phase

Three Construction, Phase Four Construction and Phase Five  Construction, only the Funding payable in connection with the Construction Work included in Phase

One Construction and the Segment of the Phase Two Construction and Phase Three

Construction would be  disbursed to The  Times.  Funding for  the Construction

Work included  in the Segments of  the Phase Four Construction  and Phase Five

Construction would be disbursed to  The Times only at  such time as The  Times completed all of the Construction Work included in Phase Two Construction with respect  to  the  Segments of  Phase  Four  Construction, and  in  Phase Three

Construction with respect to the Segments of Phase Five Construction (e.g. The

Times would  not be reimbursed  for driving piles  for a Seven  Press Facility unless either  (i) it was  at the same time  constructing at least  the entire

Five Press  Facility or (ii)  it constructed  at least the  entire Five  Press

Facility at a later date, in which case The Times would be reimbursed for such

Construction  Work at such later date on  which the entire Five Press Facility was constructed).

      (c)   (i)  The  Times  acknowledges  and  agrees  that,  notwithstanding anything to the contrary contained in Sec.2.2(a) or Sec.2.2(b) above, the amount of Funding to be disbursed to The Times with respect to each Construction Phase as described in Sec.2.2(a) above, is based on the expectation that in connection with the construction of each  Construction Phase, The Times will construct  a

Printing Facility containing a certain target aggregate square footage for either (x) the footprint of such facility (the "Target Footprint") or (y)

the building size of such  facility (the "Target Building Size").   The Target

Footprint  and  Target  Building  Size  for  each  Construction Phase  (on  an aggregated basis, as applicable) is as follows:

Printing Facility             Target Footprint        Target Building Size
- -----------------             ----------------        --------------------

Minimum Printing Facility          220,000                   360,000
Five Press Facility                282,000                   465,000
Six Press Facility                 345,000                   570,000
Seven Press Facility               392,000                   645,000
Eight Press Facility               440,000                   720,000



      The  Target Footprint for a Printing Facility  shall be relevant only if

The Times  seeks  disbursement of  Funding in  connection  with such  Printing

Facility for piling and/or foundation work without simultaneously constructing

such Printing  Facility.   The Target  Building Size  for a  Printing Facility

shall  be  relevant  only  if  The  Times  seeks  disbursement of  Funding  in connection  with such Printing  Facility if  it is constructing  such Printing

Facility promptly  following  the driving  of piles  and  construction of  the foundation in connection therewith.

      If the  actual  footprint or  the  actual  building size,  whichever  is relevant  pursuant  to the  immediately  preceding paragraph,  related  to any

Construction Phase  for any Segment of any Construction Phase is more than ten percent (10%) less  than the Target Footprint or the  Target Building Size, as the case may  be, allocable to  such Construction Phase,  as evidenced by  the

Plans  and Specifications submitted  by The Times  to the Buildings Department with respect to such Construction Phase or Segment thereof, the amount of the

Funding to be disbursed by EDC to The Times with respect  to such Construction

Phase or Segment thereof
will be reduced by an amount equal to (i) the total percentage amount by which the square footage of the footprint of the Printing Facility or the size of the

Printing Facility related  to such  Construction Phase,  whichever is  relevant pursuant  to the terms hereof,  is less than the  Target Footprint or the

Target Building Size for such Construction Phase, as the case may be, minus

(ii) ten percent (10%). Thus,  for  example,  if  The Times  constructs  a

Minimum  Printing Facility consisting  of a  building  size of  324,000 square feet  or  more, EDC  will disburse to The Times for the Eligible Costs incurred in connection therewith, up  to  the full  $3,000,000  (or  $4,000,000, if applicable)  in  Funding as provided in Sec.2.2(a)(1) hereof. If, at the same

time that The Times constructs the  Minimum   Printing   Facility,  it  also

drives  piles   for   the   Six   Press   Facility,  but  does  not  at  the

same  time  construct  the  Six  Press  Facility,   and  the  piles   driven

for the Six   Press  Facility  are  sufficient   to  accommodate  a footprint

which,  when  aggregated  with   the  footprint  for  the  Minimum   Printing

Facility, is  317,400 square feet  (eight percent (8%)  less than  the 345,000

Target Footprint for  the Six Press Facility), EDC will  disburse to The Times in connection with Eligible Costs therefor, Funding in an amount  equal to (i)

$3,000,000 (or $4,000,000, if applicable) for the  construction of the Minimum

Printing Facility, and (ii) $4,500,000 (the sum of $2,250,000 allocated to the

Five Press Facility and $2,250,000 allocated to the Six Press  Facility).  If,

however, The Times drives piles for, and at the same time constructs,  the Six

Press Facility  and the total square  footage of the Six  Press Facility, when aggregated with  the  square footage  of  the  Minimum Printing  Facility,  is

484,000 square  feet  (fifteen percent  (15%)  less  than the  570,000  Target

Building Size for the Six Press Facility), the $4,500,000 Funding allocable to the Five Press Facility and the Six Press Facility will be reduced by five percent (5%) to $4,275,000.

      (ii) The Parties further acknowledges and agrees that the portion of the

Funding allocated to any Construction  Phase, once reduced in accordance  with

Sec.2.2(c)(i) above, will never be increased or further reduced.  Thus, if The

Times constructs a Minimum Printing Facility and at the same time drives piles for  the Six Press Facility sufficient  to accommodate a footprint which, when aggregated  with the footprint  for the Minimum  Printing Facility, is 276,000 square feet (twenty  percent (20%) less than the 345,000  Target Footprint for the Six Press  Facility), the $4,500,000  Funding allocable to the  Five Press

Facility and the  Six Press Facility will be  reduced by ten percent  (10%) to

$4,050,000.    If, several  years later,  The Times  constructs the  Six Press

Facility  and  the  total  square  footage  of  the  Six  Press   Facility,

when   aggregated  with   the   square   footage   of  the   Minimum  Printing

Facility,  is  570,000   square  feet  (the  Target   Building  Size  for  the

Six Press  Facility), The Times will not  be entitled to, and  EDC will not be required  to  disburse to  The Times,  the  difference between  the $4,500,000 originally allocated  to The Times with respect to the Five Press Facility and

the  Six Press Facility and  the reduced amount  of $4,050,000.   If the Times

constructs  a Minimum Printing Facility and at  the same time drives piles for the  Six  Press Facility  sufficient to  accommodate  a footprint  which, when aggregated  with the footprint for  the Minimum Printing  Facility, is 345,000 square  feet  (the  Target Footprint  for  the  Six  Press  Facility) and  EDC

disbursed  to The Times in connection therewith the $3,000,000 (or $4,000,000,

if  applicable) Funding  allocable to  the Minimum  Printing Facility  and the

$4,500,000  Funding allocable to  the Five  Press Facility  and the  Six Press

Facility, and at a later  date The Times constructs the Six Press Facility and the total square footage of the Six

Press  Facility  is less  than  the Target  Building  Size for  the  Six Press

Facility,  The  Times will  not  be  required to  refund  any  portion of  the

$4,500,000 Funding  allocable to  the Five  Press Facility  and the  Six Press

Facility.

      (iii) Notwithstanding anything to the  contrary contained herein, except as set forth in Sec.2.4 herein with respect to an abandonment of the  Project,

The Times shall not be in default of this Agreement or otherwise be required to reimburse any  portion of  the Funding  previously disbursed  to The Times  in accordance  herewith,  if The  Times drives  piles  for any  Printing Facility larger  than the Minimum Printing Facility and does not subsequently construct such Printing Facility.

      (d)   Notwithstanding  anything to  the contrary  contained herein,  the

Parties  acknowledge and  agree that  in the  event that  The Times  elects to reconstruct  the Whitestone  Road as  provided in  Funding Agreement  #4, that certain  portion of the Funding allocated pursuant to Sec.2.2(a)(5)  herein to

Phase Five Construction may be reallocated to Funding Agreement #4  to pay for the eligible costs incurred by The Times in connection with the reconstruction of the Whitestone  Road.  The actual amount of such  portion of the Funding to be so reallocated  will be equal  to the Total  Reimbursement Amount (as  such term  is defined  in  Funding Agreement  #4),  determined in  accordance  with

Sec.2.1(a) of Funding Agreement #4, provided that in no event shall such amount be  more than the $3,750,000  allocated hereunder to  Phase Five Construction.

The Times  agrees that it  shall not  have right to  seek the  reallocation to

Funding Agreement  #4 of any portion of the Funding  other than the portion of the Funding allocated hereunder to Phase  Five Construction, and that once the reallocation of  the Funding has occurred; (i) The Times shall have no further right to seek any additional reallocation and (ii) any portion of the

$3,750,000 not reallocated to  Funding Agreement #4 shall remain  allocated to

Phase Five Construction.



   Sec.2.3  Disbursements.  (a)  Subject to satisfaction of, and in accordance
            --------------

with the  terms and conditions of  this Article Two, Article  Four and Article

Five hereof, and  provided that neither EDC nor the  City shall have commenced an action to terminate this Agreement or the Lease, as the case may be, due to the  existence  of an  uncured Event  of Default  under  this Agreement  or an uncured "Event of Default"  (as defined in the Lease) under  the Lease, as the case may be, EDC shall disburse the Funding to The Times  after receipt by EDC of all items required by Sec.4.2 hereof, in installments equal to, the amount of the requested disbursement set  forth in each Requisition, which  amount shall be equal to, as  appropriate in each instance,  either (A) the product  of (i)

the schedule  of values of the Eligible Costs for which disbursement is sought and (ii) the percentage of the Construction Work indicated on such schedule of values  then completed  (as  certified by  the  Architect or  the Engineer  of

Record), less the sum of the following:  (x) an amount equal to the retainage,

if  any,  retained  by  The  Times or  its  Construction  Manager  or  General

Contractor,  as  the case  may  be (the  "Retainage");  (y)  the total  amount previously disbursed by  EDC hereunder with respect to such Eligible Costs, if any; and (z) the total amount otherwise previously disbursed to The  Times for the  Construction  Work  that at  the  time of  the  disbursement  request was ineligible for reimbursement  with the  Funding pursuant to  any provision  of this  Agreement,  or  (B)  the product  of  (i)  the  quantities  of materials installed at the Premises and (ii) the unit price for such materials, less the sum of the  following: (x)  an amount equal  to the Retainage;  (y) the  total amount previously disbursed by EDC hereunder with respect to such materials, if any, and (z) the total amount otherwise previously disbursed to The Times for such materials that at the time of the disbursement request  was ineligible  for reimbursement  with the  Funding pursuant  to any provision of this Agreement; provided, however, that any amounts requested for the payment of  Site Preparation Work shall be requisitioned  and disbursed in accordance with (B) above only.

      (b)  All disbursements shall be made by check at the principal office of

EDC, or at such other place within the City of  New York as EDC may designate.

Disbursement requests shall  be submitted within  the time periods and  in the manner provided therefor in Article 4.

      (c)   No  portion of  the Funding  shall be  advanced for  materials not incorporated into the Premises.

      (d)   Disbursements of the Funding  shall be no more  frequent than once every thirty (30)  days and shall be made within ten  (10) Business Days after the  date  EDC  receives  from  The  Times  a complete  disbursement  request,

reasonably  satisfactory to EDC,  together with  the Requisition and  all such other documentation,  as may be  reasonably required  or requested  by EDC  in

support  of such  Requisition.    Notwithstanding  anything  to  the  contrary

contained herein,  The Times shall not  submit the first Requisition  prior to the  Construction Commencement Date  and shall not  submit any Requisition for the  disbursement of funds  related to a  particular Construction Phase unless

The Times has  commenced, or has  caused the commencement  of, the driving  of piles for the foundation related to such Construction Phase.

   Sec.2.4  The  Times's  Abandonment of  the Project.   (a)   Notwithstanding
            ------------------------------------------

anything to  the contrary contained herein,  if, at any time  during the Term,

The Times  "abandons the Project" as  such phrase is described  in clauses (i)

through (iv) of  Sec.2.4(c) hereof, EDC shall have the right to terminate this

Agreement and  cease all further disbursements  of the Funding, and  The Times shall reimburse EDC  dollar for dollar for the Funding  or any portion thereof disbursed by  EDC prior  to  the date  of  such abandonment  substantially  in accordance with  the  illustration for  such reimbursement  set  forth in  the

"Reimbursement Schedule" attached hereto as Appendix C and hereby made  a part hereof, including interest  thereon at the  rate of the  lesser of either  (x)

nine percent (9%) per annum or (y) the City's cost of borrowing, from the date on which EDC disbursed such funds to The Times until The Times fully reimburses EDC for  such funds (the amount of Funding to  be reimbursed to EDC in accordance with the foregoing sentence, together  with the interest accrued

thereon,  is referred  to  as the  "Reimbursement  Amount").   Notwithstanding

anything to the contrary contained herein, if The Times "abandons" the Project as such phrase is described in clause (v) of Sec.2.4(c) hereof, EDC shall have the  right to terminate this Agreement  and cease all further disbursements of the Funding, and  The Times  shall reimburse  EDC in  an amount  equal to  the

Funding or  any portion thereof  disbursed by EDC  prior to  the date of  such

abandonment  amortized   over  time  substantially  in   accordance  with  the

illustration for such amortization  set forth in the  "Amortized Reimbursement

Schedule"  attached  hereto as  Appendix C-1  and hereby  made a  part hereof,

including interest thereon  at the rate of  (i) the lesser of  either (x) nine percent (9%) per  annum or (y) the City's cost of  borrowing, from the date on which EDC disbursed such funds to The Times until The Times fully reimburses EDC for such funds (the amount of Funding to be reimbursed to EDC in accordance with the foregoing sentence, together with the interest  accrued

thereon, is referred to as the "Amortized Reimbursement Amount").   Unless The

Times  elects to  exercise its option  to purchase the  Premises in accordance with Article  21 of the Lease  (in which case  The Times shall pay  to EDC the

Reimbursement  Amount or  the Amortized  Reimbursement Amount,  as applicable,

prior to such  purchase as more particularly  set forth in  Article 21 of  the

Lease),  The  Times shall  reimburse  such  funds to  EDC  (together  with any interest accrued  thereon) in equal  quarterly installments commencing  on the

Abandonment Date and  continuing thereafter  for a period  of five (5)  years.

The Times shall have the right, at any time during such  five (5) year period,

to prepay all  or any portion of  the Funding to be reimbursed  (together with any interest accrued thereon), without penalty or premium.

      (b)   Intentionally omitted.

      (c)   For purposes hereof, The Times shall be deemed to have "abandoned"

the Project upon the occurrence of any of the following:

      (i)   The Times notifies EDC, in writing, that it intends to abandon the

            Project as of the date specified in such notice, or

      (ii)  at  any time during  the period between  the Commencement Date and

            the    Operational   Date,   The   Times   permanently   relocates

            substantially all of the jobs and/or functions directly related to the printing, collating, bundling and distribution of the New York
                                                                      --------
            Times  newspaper located, on  the date  of this Agreement,  at The
            -----
            Times's 43rd Street facility (the "43rd Street Facility"), to another facility outside of New York City, or

      (iii) at  any time after  the Construction Commencement  Date, The Times fails to  make reasonable  and diligent  efforts to  construct the

            Minimum Printing Facility to completion,  and as a result of  such failure The Times shall not Substantially Complete construction of the  Minimum Printing  Facility by  the Scheduled  Completion Date

            (subject to  Unavoidable Delays),  and such failure  continues for thirty (30) days after written notice from  the landlord under the

            Lease and/or EDC, or

      (iv)  by the date (the "Outside Operation Date") which is five (5) years after  Substantial  Completion  of  construction  of  the  Minimum

            Printing  Facility, The  Times  shall have  failed  to equip  such

            Minimum  Printing Facility  with  four printing  presses and  such other equipment  as is necessary  to enable such  Minimum Printing

            Facility to be operational  primarily for the printing, collating,

            bundling  and  distribution  of  newspapers,  magazines and  other periodicals or printed materials and to commence  the operation of such Minimum Printing Facility, or

      (v)   at  any time  after  the date  on which  The  Times commences  the operation  of  the Minimum  Printing  Facility  for the  printing,

            collating, bundling and distribution  of newspapers, magazines and other periodicals or  printed materials (the "Operational  Date"),

            The Times ceases such operation and, after a five (5) year  period

            (subject to Unavoidable Delays), fails to resume the  operation of such Minimum Printing Facility as a major printing facility serving the New York City metropolitan area and such failure continues for  thirty  (30) days  after  written notice  from  the landlord under the lease and/or EDC.

      The  "Abandonment Date" shall be  either, (I) the  date specified in the notice described  in  clause (i)  above,  (II) the  date  on which  The  Times permanently relocates substantially all of the jobs and/or  functions directly related to the printing, collating  bundling and distribution of the  New York
                                                                      --------
Times newspaper  located  at the  43rd  Street  Facility to  another  facility
- -----
outside of New York City, (III)  the date which is thirty (30) days  after the notice described in clause (iii) above (provided, that prior to the expiration of such  thirty  (30) day  period, The  Times has  not commenced  to cure  the failure described in  such notice), (IV) the Outside  Operational Date, or (V)

the date which  is thirty (30) days  after the notice described in  clause (v)

above (provided,  that prior to the expiration of such thirty (30) day period,

The Times has not commenced to cure the failure described in such notice).

      (d)   Notwithstanding anything to the contrary contained in this Sec.2.4,

The Times shall not  be deemed to have  "abandoned" the Project as defined  in

Sec.2.4(c) above, if it assigns its interest in the Lease in accordance with the provisions  of  the Lease  and  the assignee  of  such interest  in  the Lease performs, or continues to perform,  the obligations of The Times set  forth in the Lease  with respect  to the construction,  equipping and operation  of the

Minimum Printing Facility.

      (e)   The  provisions  of this  Sec.2.4 shall survive the expiration  or termination of this Agreement.

                               ARTICLE THREE - TERM
                               --------------------



   Sec.3.1  Term.  The term of this Agreement (the "Term") shall commence upon
            -----
the execution of this Agreement by both Parties and the unconditional delivery of  this Agreement by  each Party to  the other (the  "Commencement Date") and shall expire upon the earlier to occur of (i) the complete disbursement by EDC of up  to either  (x) $15,000,000 of  the Funding  if The Times  commenced the

Phase  One Construction  on or  prior to  the Fourth  Anniversary Date  or (y)

$16,000,000 of  the Funding if The Times  commenced the Phase One Construction after  the Fourth  Anniversary  Date, (ii)  the  Abandonment Date,  (iii)  the

expiration  or  earlier termination  of the  term of  the Lease  (including by reason  of The  Times's exercise  of  its right  to purchase  the Premises  in accordance  with Article  21 of the  Lease), or  (iv) the  termination of this

Agreement as hereinafter provided.

                  ARTICLE FOUR - CONDITIONS FOR DISBURSEMENT
                  ------------------------------------------


   Sec.4.1  Initial Submissions  by The Times.  EDC shall  not be obligated to
            ----------------------------------
disburse  any of  the Funding to  The Times  unless, at  any time prior  to or simultaneously with the  first request for disbursement of the  Funding but no later  than ten (10) days prior to the date  on which the first payment of the

Funding to  be made pursuant to  this Agreement with respect  to each Segment,

Construction Phase  or  Aggregated Construction  Phase  is sought  (except  as otherwise specified  herein), EDC shall have received the following documents,

together  with a  cover sheet  (a "Completed  Cover Sheet") listing  the items submitted:

      (a)   if not  previously submitted by  The Times, certificates,  in form and  substance  reasonably  satisfactory to  EDC,  evidencing  the insurance policies  referred to in  Appendix B, and  in accordance with the  sections of Article  7 of the  Lease that are  in effect

            during   construction  of  any   Segment,  Construction  Phase  or

            Aggregated  Construction  Phase,  naming   the  City  and  EDC  as

            additional  insureds, providing  not  less than  thirty (30)  days notice of cancellation  to the  City and  EDC; provided,  however,

            that EDC shall also have the right to review at the offices of The

            Times, and make copies of, the originals of the policies evidenced by such certificates, upon written request therefor;

      (b)   intentionally omitted;

      (c)   a legal opinion by  counsel to, or general  counsel of, The  Times

            (addressed  to EDC), in  the form annexed hereto  as Exhibit A, to the  effect that (I)  this Agreement  is legal, valid  and binding upon and enforceable against The

            Times in accordance with its terms (subject, as to enforceability,

            to principles of equity  and applicable bankruptcy, insolvency and other laws affecting the rights  of creditors generally), and (II)

            The  Times has been  duly authorized  to execute and  deliver this

            Agreement;

      (d)   copies of any then executed Construction Contract(s) (and any then

            executed  first  level  subcontracts   entered  into  between  the

            Construction Manager  or the  General Contractor and  a contractor with respect to which The Times is  seeking reimbursement) for the

            performance  of   the  Construction  Work,   containing  all   the

            provisions required pursuant to Sec.1.2(c) hereof and trade payment breakdown's and/or  a schedule  of values  of Eligible  Costs with respect to which The Times is then seeking reimbursement;

      (e)   if not previously submitted by  The Times, a set of the  Plans and

            Specifications with respect to  the Segment, Construction Phase or

            Aggregated  Construction Phase then  being constructed bearing the stamp of the Architect or Engineer of Record;

      (f)   a collateral assignment by The  Times to EDC of The  Times' right,

            title  and  interest  to  the  Plans and  Specifications  for  the

            Segment, Construction Phase or  Aggregated Construction Phase then being constructed,  subject to any commercially  reasonable rights or reservations reserved  by the Architect  or Engineer of  Record

            (it being understood that if  EDC exercises its rights under  such

            collateral  assignment,  EDC  shall,  as  of  the  date   of  such

            assignment, assume  all of the future  obligations and liabilities of The Times with respect
            to such Plans and Specifications); and

      (g)   a certificate,  in the  form annexed  hereto as  Exhibit B, of  an authorized officer of The  Times certifying the specimen signature of  each officer,  director or  agent of  The Times  authorized to deliver Requisitions under this Agreement.



   Sec.4.2  Documentation for Disbursements on Account of Eligible Costs.  EDC
            -------------------------------------------------------------
shall  not be obligated to  make the first disbursement  of the Funding or any subsequent disbursement  with respect to  each Segment, Construction  Phase or

Aggregated Construction Phase unless, in addition  to the conditions contained

in Sec.4.1,  the following   documents,  in  form   and  substance  reasonably

satisfactory to EDC,  together with a Completed Cover  Sheet, shall, except to the extent previously submitted by The Times, be delivered to EDC at least ten

(10) days in advance of the date on which each (except as otherwise  indicated

in this Sec.4.2) payment is sought:

      (i)   copies  of  all  Approvals   necessary  to  lawfully  perform  the

            Construction  Work  for  which  the  Funding  is being  sought  in accordance with the Plans and Specifications;

      (ii)  a   requisition  executed   and   certified   by   an   authorized

            representative  of The Times (and addressed to EDC), setting forth

            (w)  the amount of  the requested disbursement,  (x) a schedule of values of the Eligible Costs for which  the disbursement is sought

            indicating  the   amount  requested   for  each  item   for  which

            disbursement  is sought,  (y) a  certification by  such authorized

            representative,  that   each  item  of  Eligible   Costs  has  not

            previously been
reimbursed  under  this  Agreement,  and  (z)  a   list  of  Contractors,  and

subcontractors  and  material suppliers  of  such  Contractors  whose work  is covered  by the requisition  and whose  total contract price  exceeds $50,000,

indicating  the  amount  requested  with  respect  to  each  such Construction

Contract  or  subcontract.    The  requisition  shall  be accompanied  by  the

certification described in Sec.6.1 hereof and copies  of (I)  all Construction

Contracts (and first level, direct subcontracts of the Construction Manager or

General Contractor)  on account of which payment is being sought that have not been previously  delivered, containing all the provisions required pursuant to

Sec.1.2(c) hereof and trade payment breakdowns and/or a schedule of  values of

Eligible  Costs with respect  to such contract  (or for Construction Contracts and  subcontracts that  have been  previously delivered,  a statement  to that effect  and copies of any amendments thereof);  (II) a copy of an "Application and  Certificate for Payment",  substantially in  the forms annexed  hereto as

Exhibit C, completed and  executed by the Construction Manager  or the General

Contractor  (as  the case  may  be), with  respect  to all  work  performed by

Contractor(s), subcontractors  and material  suppliers covered by  The Times's requisition, together with a statement of the Architect, Engineer of Record or

Construction Manager addressed to EDC that, to the Architect's,

Engineer  of Record's  or Construction  Manager's knowledge,  the Construction

Work performed by the Contractor, subcontractor and material suppliers covered by  the requisition (A)  has been  performed to  the Architect's,  Engineer of

Record's  or Construction  Manager's reasonable satisfaction  substantially in accordance with  the Plans and  Specifications and  (B) has been  performed in accordance  with  the  Requirements,  and  stipulating,  in  the  Architect's,

Engineer  of  Record's or  Construction  Manager's  professional opinion,  the percentage of  the Construction Work that  has been completed or,  as the case may be,  the quantities of materials installed;  (III) in connection with each disbursement  request  other  than  the first  disbursement  request,  partial releases of liens from all Contractors (and first level, direct subcontractors of the Construction Manager or General Contractor), in respect to Construction

Work completed under a  Construction Contract or subcontract and for which the

Eligible Costs incurred in connection therewith have  been reimbursed with the

Funding pursuant to a  prior Requisition; and (IV) invoices  from first level,

direct subcontractors  of the  Construction Manager  or General Contractor  in

support  of  the  amount  being requisitioned  (the  items  described  in this paragraph (ii), collectively the "Requisition");

      (iii) (A)  in connection with the first such disbursement, a photostatic copy  of the current  title report  by a title  insurer reasonably satisfactory to  EDC (EDC hereby acknowledging  that Chicago Title

            Insurance Company, First  American Title Insurance Company,  Ticor

            Title Guarantee Company or any  of their respective affiliates are reasonably satisfactory  title insurers) containing  a description of the Premises, and UCC,  judgment and federal tax lien  searches

            against   the  Premises;   (B)  in   connection   with  subsequent

            disbursements, a
            photostatic     copy  of  a  certificate   of  title  continuation

            indicating  no  change  in  the  state  of  title  and  no  survey exceptions or liens in excess of $250,000  not contemplated by the

            development  of  the  Premises   pursuant  to  this  Agreement  or

            previously approved by EDC;

      (iv)  such   additional  documents,   data  or   information  reasonably

            requested by EDC within ten  (10) days after EDC's receipt  of the

            Requisition with respect to the Premises and the Construction Work or in support of the Requisition that are customarily requested by

            EDC  when funding or  paying for work  similar to the Construction

            Work  and without which  EDC could  not reasonably be  expected to disburse  the  Funding  prior  to the  receipt  thereof;  provided however, that in no  event shall EDC withhold or delay any portion of  the  Funding  to  which such  additional  documents,  data  or information do not apply; and

      (v)   with  respect  to each  Contractor  and each  first  level, direct subcontractor of  the Construction Manager  or General  Contractor

            performing  Construction   Work  for   which   Funding  is   being

            requisitioned,  a written  statement by  DLS certifying  that such

            Contractor  or subcontractor  has complied  with the  City's equal employment  requirements  under  mayoral Executive  Order  No.  50

            (April 25, 1980), as amended, if applicable,  or evidence from The

            Times or DLS that Executive Order No. 50 or its successor does not apply; it  being understood that  such written statement  or other satisfaction  by DLS  for  such Contractor  or subcontractor  only needs to be submitted at  the time of the submission of  the first requisition covering such Contractor's or subcontractor's work and that the noncompliance of any one such Contractor or subcontractor shall only affect  EDC's funding obligations  relating to Construction  Work performed by such Contractor or subcontractor and shall not in any way affect EDC's funding obligations with  respect to Construction Work performed  by other Contractors or  subcontractors  in  compliance,  and it  being  further  understood  that,

notwithstanding anything to the contrary contained herein, for so  long as New

York State  Labor Law Sec.220 or  any successor statute  requires  contractors performing  work  on  public  works projects  to  pay  journey-level  wages to trainees,  the trainee  requirements of Executive  Order No.  50 shall  not be applicable to the  Construction Work, the  Contractors and the  subcontractors and the Contractors and the subcontractors  shall in no event be deemed  to be in noncompliance with Executive  Order No. 50  due to noncompliance with  such trainee requirements.



   Sec.4.3  Direction of Submissions.  All submissions to EDC pursuant to this
            -------------------------
Article Four shall be directed to EDC's Vice President for Construction.

                                   ARTICLE FIVE
                                   ------------

            REPRESENTATIONS, WARRANTIES AND GUARANTIES OF THE TIMES
            -------------------------------------------------------



      To induce EDC to disburse the Funding, The Times represents and warrants as follows:



   Sec.5.1  Organization; Standing.  The Times is a corporation duly organized
            -----------------------
and  validly existing  under the  laws of the  State of  New York  and has all requisite power, authority and legal right to execute, deliver and perform its obligations  under this Agreement.  A copy  of The Times's certificate of good standing from the  Secretary of  State of the  State of  New York is  attached hereto as Appendix D, and hereby made a part hereof.



   Sec.5.2  Intentionally Omitted.



   Sec.5.3  Conflict, etc. under Other  Documents.  The execution and delivery
            --------------------------------------
of this Agreement by The  Times is not, and the performance  of this Agreement by The Times will not be, effectively prohibited or prevented by, or in breach of (i) the certificate of  incorporation or by-laws of The Times, (ii)  to the best  of The  Times's  knowledge, any  presently  existing or  effective  law,

judgment, order, writ,  injunction, decree, rule or regulation of any court or

Governmental Authority  applicable  to  The Times,  or  (iii)  any  agreement,

instrument or undertaking which is binding on The Times.

     Sec.5.4  No Litigation.  As of the  date of this  Agreement there  are no
              --------------
suits  or  proceedings  pending or,  to  the  best of  The  Times's knowledge,

threatened against The Times which would materially affect the development and improvement of the Premises, the consummation of the transactions contemplated by  this Agreement, or  the full performance  of the obligations  of The Times under this Agreement.

               ARTICLE FIVE-A - REPRESENTATIONS AND WARRANTIES OF EDC
               ------------------------------------------------------


      To induce  The  Times to  enter  into  this Agreement  and  perform  the

Construction Work, EDC represents and warrants as follows:



   Sec.5A.1 Organization;  Standing.   EDC  is  a not-for-profit  corporation,
            ------------------------
organized pursuant to Sec.1411 of the New York State Not-For-Profit Corporation

Laws and  has all the requisite  power, authority and legal  right to execute,

deliver and perform its obligations under this Agreement.



   Sec.5A.2 Due  Authorization; Enforceable Obligations.   This  Agreement has
            --------------------------------------------
been duly authorized, executed and delivered by EDC and constitutes a  legally binding  obligation of EDC enforceable in accordance  with its terms.  A legal opinion by general counsel of EDC (addressed to The Times) providing that this

Agreement  is legal,  valid and  binding upon and  enforceable against  EDC in accordance with its  terms (subject,  as to enforceability,  to principles  of equity  and applicable  bankruptcy, insolvency  and  other laws  affecting the rights of  creditors generally), is attached  hereto as Appendix  E and hereby

made a part hereof.   A certificate of the  Secretary of EDC, dated as  of the

date of this Agreement, certifying to the adoption of resolutions by the Board of Directors of EDC authorizing the  execution and delivery of this  Agreement by EDC is attached hereto as Appendix F and hereby made a part hereof.

                                  ARTICLE SIX
                                  -----------

                                   COVENANTS
                                   ---------


         Sec.6.1  Requisitions  Update The Times's Representations.  The Times
                  -------------------------------------------------
covenants that each  Requisition presented to EDC under Article  Four shall be accompanied  by  a completed  certification, in  the  form attached  hereto as

Exhibit D.



   Sec.6.2  Compliance with Other Agreements and Law; Legal Status. During the
            -------------------------------------------------------
Term, The Times shall:

      (a)  comply with  all of the terms, conditions  and covenants now or  in the future binding upon or applicable to The Times under this Agreement; and

      (b)   do all  things necessary to  maintain and keep  in full  force and effect its existence, rights and privileges under the laws of the State of New

York.



   Sec.6.3  Maintenance of and Compliance with Insurance Requirements.  If the
            ----------------------------------------------------------
Times elects  to obtain  and maintain  commercial general  liability insurance written under a "wrap around" program for the entire Project,  The Times shall maintain or  cause to be maintained  at The Times's expense  such insurance in the amounts  and in  accordance with the  applicable provisions, set  forth in

Article  7 of the Lease.   The Times  shall comply with all  of the applicable

provisions of  such insurance policies.  Nothing contained in this Sec.6.3  is intended to confer any rights upon any third party.

     Sec.6.4  Maintenance of Office.  The Times will maintain an office in the
              ----------------------
City of New York where notices with respect to this Agreement may be delivered to  it  and inspections  and audits in accordance with Sec.6.7  hereof  may be conducted.



   Sec.6.5   Compliance with Applicable Law.   (a) The Times shall include the
             -------------------------------
following  requirements, as  applicable,  in all  Construction Contracts,  and shall require, or  cause to be required, all subcontracts  with respect to the

Construction Work to include the same requirements,  so that the Contractor(s)

and any subcontractors and materials suppliers shall agree, in substance, with respect to the Construction Work, the following:

            (i)   to comply with (1) the applicable provisions of City and New

                  York  State equal  employment  and  affirmative action  laws applicable to construction contractors, which are annexed to and made a part of this Agreement  as Appendix G (consisting

                  of   "Construction  Contract  Rider"   pursuant  to  mayoral

                  Executive Order  No. 50, provided, however  that the trainee requirements set forth therein  shall be inapplicable for so long as  New York State Labor Law Sec.220  or any  successor statute requires contractors performing work on public works projects to  pay journey-level  wages to trainees),  and the filing of any required construction employment  reports with

                  DLS on the forms  annexed hereto as Appendix H, (2) New York

                  State  Labor Law Sec.220-e, and (3) City Administrative Code

                  Sec.6-108;

            (ii)  to  comply with  the applicable  provisions of the  New York

                  City Noise

                  Control Code (Administrative Code Sec.24-216, as amended, and related regulations); and

            (iii) to pay no  less than prevailing wage  rates and supplemental benefits  to  laborers, workers  and  mechanics pursuant  to

                  Sec.220(3) of the New York State Labor Law in accordance with the currently scheduled rates, as amended from time to time.

      (b)   The Times shall use its good faith efforts to promptly, diligently and continuously enforce the full  and faithful compliance by the  Contractors with whom The Times enters into Construction Contracts with the  provisions of law  referred to in Sec.6.5(a) hereof, and shall use its good faith efforts to cause  such Contractors to  enforce such compliance  by the subcontractors and

materials  suppliers  hired  by  such   Contractors  in  connection  with  the

Construction Work.



   Sec.6.6   Assignment.  Without EDC's prior written consent, The Times shall
             -----------
not assign  this Agreement, except  that The  Times may assign  this Agreement without EDC's  prior written consent  to an  Affiliate or to  any assignee  to which The Times is  permitted to assign its interest in the  Lease pursuant to the terms  thereof;  provided that  such assignee  performs,  or continues  to perform, the obligations of The  Times set forth in the Lease  with respect to the construction, equipping and operation of the Minimum Printing Facility and does not "abandon" the  Project, and further provided that (i)  such Affiliate or  assignee assumes all  the rights and  obligations of The  Times under this

Agreement, (ii) all the representations, warranties and  covenants made by The

Times in this Agreement shall be similarly made by such Affiliate or assignee, and (iii) The Times provides to EDC a copy of the executed written agreement evidencing such assignment and assumption.



   Sec.6.7   Maintenance of Records.   The Times  agrees to maintain accurate,
             -----------------------
readily  auditable  records and  accounts  with  supporting documentation,  in accordance with sound accounting principles, of (i) all of the Eligible Costs,

(ii) all of its receipts and expenditures in connection with  the Funding, and

(iii) all  financial  accounts and  transactions maintained  or undertaken  in

connection with  this Agreement as  it relates to  Eligible Costs.   The Times

shall  make such  records available  for inspection  and audit at  The Times's place of business within New York City by EDC and the City at reasonable times

and upon  reasonable advance notice.   All such records and  accounts shall be

maintained for a period of six years after the completion  of the Construction

Phase to which such records and accounts apply.  The provisions of this Sec.6.7 shall survive the expiration or earlier termination of this Agreement.



   Sec.6.8  Intentionally omitted.



   Sec.6.9  Due Application of Funding Proceeds.  The Times  shall receive and
            ------------------------------------
hold the proceeds of the Funding (including any insurance proceeds arising out of  any  casualty  affecting  property purchased  with  the  Funding  prior to substantial  completion  of  any  Segment, Construction  Phase  or  Aggregated

Construction Phase)  as a trust fund to be applied exclusively for the payment of Eligible Costs (or reimbursement to The Times for the payment of Eligible Costs) in accordance with the terms of this Agreement and, except  for such insurance  proceeds which  are in excess  of the  amount necessary to  pay  for materials,  equipment or  other  property purchased  or reimbursed  with the Funding  prior to substantial  completion of any Segment,

Construction Phase or Aggregated Construction Phase, shall not use any part of the same for any other purpose.



   Sec.6.10 Defects; Non-Conforming Work.  The disbursement  of any portion of
            -----------------------------
the  Funding shall  not constitute  a waiver  of any default  by The  Times on account of defective construction work in performance of the Construction Work or deviation from the Plans and Specifications.  No  part of the Funding shall be disbursed for the correction of non-conforming work.



   Sec.6.11 Participation by Women and Minority Owned Businesses
            ----------------------------------------------------
      (a)   EDC is committed to  maximizing meaningful participation by women-

owned  business enterprises ("WBEs")  and minority-owned  business enterprises

("MBEs") (WBEs  and  MBEs  collectively  referred   to  as  "W/MBEs")  in  its

contracting opportunities.  In accordance therewith, The Times agrees to cause to  be awarded at least $4 million of  the Project Work (the "Guaranteed W/MBE

Participation Dollar  Value") to W/MBEs and  to use its good  faith efforts to cause  to be awarded an  additional $6 million of  the Project Work (the "Good

Faith W/MBE Participation  Dollar Value") to  W/MBEs.   The Project Work  with

respect to which the Guaranteed W/MBE Participation  Dollar Value is fulfilled and  to which good  faith efforts  are used  to fulfill  the Good  Faith W/MBE

Participation

Dollar  Value may or may not, in the sole discretion of The Times, include all or any portion of the Construction Work.

      (b)   In  order to  achieve  the Guaranteed  W/MBE Participation  Dollar

Value  and  to  use  good  faith  efforts  to  achieve  the  Good Faith  W/MBE

Participation Dollar Value, The Times will  (subject to its right described in

Sec.6.11(c)(iii) below to utilize alternative methods to achieve the Guaranteed

W/MBE Participation Dollar Value and to use good faith efforts  to achieve the

Good  Faith  W/MBE  Participation  Dollars Value)  instruct  its  Construction

Manager (or  its Contractors, as the  case may be) to identify,  and cause its subcontractors and material  suppliers to  the extent  reasonably feasible  to identify,  (i)  those  portions or  aspects  of  the  Project  Work that  such

Construction  Manager (or  Contractors,  or their  subcontractors or  material suppliers)  intends  to  competitively  bid  and  with  respect to  which  the

Construction  Manager (or  Contractors,  or their  subcontractors or  material suppliers) believes there are available,  locally, W/MBEs that are equally  or substantially  equally qualified  or acceptable  to perform  such  portions or aspects of the Project Work  as are the non-W/MBE contractors,  subcontractors or  material suppliers that  such Construction Manager  (or Contractor, or its subcontractors or material  suppliers) intends to include on its  bid list for such portions or aspects of the Project Work, and (ii) one or more W/MBEs that the Construction Manager (or Contractors,  or their subcontractors or material suppliers) believe are available locally and that are equally or substantially equally qualified  or acceptable  to perform the  portions or  aspects of  the

Project Work that are identified in accordance with (i) above.  The Times will

(subject to its right described in Sec.6.11(c)(iii) below to utilize alternative methods to achieve the Guaranteed W/MBE Participation

Dollar Value  and to use  good faith efforts  to achieve the  Good Faith W/MBE

Participation  Dollar Value)  further  instruct its  Construction Manager  (or

Contractors) to include, or cause its subcontractors and material suppliers to the extent reasonably feasible to include, at least one such W/MBE on each bid list for each such portion or aspect of the Project Work that the Construction

Manager  (or  Contractors,  or  their subcontractors  or  material  suppliers)

intends  to competitively bid with respect to  which there are such equally or

substantially  equally  qualified  or  acceptable  W/MBEs.   Once  a  quarter,

commencing  with the  three  (3)  month  anniversary of  the  date  The  Times commenced  construction  of  any  Segment, Construction  Phase  or  Aggregated

Construction Phase of the Project and every  three (3) months thereafter until both the Guaranteed W/MBE Participation Dollar Value and the Good Faith  W/MBE

Participation  Dollar Value have  been achieved,  The Times shall  provide EDC with a  status report  (the "W/MBE  Report")  as to  (x) the  dollar value  of contracts  with respect to the Project Work theretofore awarded to W/MBEs, the identities of  such W/MBEs  with  a trade  breakdown, and  a  statement as  to whether  each such W/MBE was the lowest  bidder, and (y) the identities of all

W/MBEs theretofore included in bid lists  with respect to the Project Work who were not selected, with a trade breakdown, and a statement as  to whether each

such W/MBE was  the lowest bidder.   Notwithstanding anything to  the contrary

contained herein,  The Times's  failure to provide  EDC with the  W/MBE Report shall not constitute a material default the occurrence of which would give EDC

the right  to   terminate this Agreement  in accordance with Sec.7.1(c) hereof

unless  such  failure continues  after  receipt of  written  notice   from EDC

requesting that The Times provide the W/MBE Report within ten (10) days of such notice, in which event EDC may
give the twenty (20)  Business Day  notice required by Sec.7.1(c) to establish that an Event of Default has occurred.

      (c)  Nothing contained in this Sec.6.11 shall be construed to (i) require

The Times or its Construction Manager (or Contractors, or their subcontractors or material suppliers) to select a W/MBE that is not the lowest bidder (except to the extent that they may elect to do so, in their sole discretion, in order to  achieve the Guaranteed W/MBE Participation Dollar Value), (ii) require The

Times  or its Construction Manager (or Contractors, or their subcontractors or material suppliers) to solicit bids with respect to all portions or aspects of the Project Work, (iii)  prevent The Times from utilizing  alternative methods to achieve the  Guaranteed W/MBE Participation  Dollar Value  and to use  good faith  efforts to  achieve the  Good Faith  W/MBE Participation  Dollar Value;

provided,  however, that The Times  shall provide EDC  with reasonable advance notice  of  its  decision to  utilize  alternative  methods  and a  reasonable opportunity  to  comment  on,  and/or  consult  with,  The  Times  as  to  the characteristics of such alternative methods, or  (iv) require The Times or its

Construction  Manager (or  Contractors,  or their  subcontractors or  material suppliers) to continue to utilize any of the procedures set forth in Sec.6.11(b)

above,  or any other procedure adopted by  The Times in accordance with clause

(iii) above,  to maximize participation by W/MBEs after such time as The Times has achieved both the Guaranteed W/MBE Participation Dollar Value and the Good

Faith  W/MBE Participation  Dollar Value.   In  the event  that the  number of

W/MBEs submitting lowest bids are insufficient to achieve the Guaranteed W/MBE

Participation Dollar Value, The Times shall nonetheless achieve the

Guaranteed W/MBE Participation Dollar Value by means selected by The Times  in its sole  discretion, which means may,  but shall not be  required to, include selecting W/MBEs that do not submit the lowest bids.

      (d)   In  order to be  considered W/MBEs  for purposes hereof,  WBEs and

MBEs must  have received certification, as WBEs and/or MBEs, from the New York

City Department  of  Business Services  ("DBS").   Businesses  that have  been

certified as being women or minority owned by the New York State Department of

Economic Development  or the Port Authority of New  York and New Jersey may be

eligible to receive expedited certification from DBS, after completing the DBS

"Expedited Certification Affidavit" in the form of  Exhibit E attached hereto.

Each of  these entities maintain current lists of certified W/MBEs.  The Times is encouraged  to contact these  entities in order  to obtain copies  of their current lists of certified  W/MBEs who may be qualified to participate, either as Contractors,  subcontractors or materials  suppliers, in the  Project Work.

In  the event that  EDC is  unable to verify  that one  or more of  the W/MBEs included in the W/MBE Report  has been certified as a  WBE or MBE by DBS,  The

Times  shall submit  verification acceptable  to EDC  showing that  all W/MBEs identified in the W/MBE Report are certified as WBEs and/or MBEs by DBS.

      (e)   The  Times shall provide  for the  participation of W/MBEs  in the

Project Work at a level  at least equal to the Guaranteed  W/MBE Participation

Dollar Value.   Both the Guaranteed W/MBE  Participation Dollar Value  and the

Good Faith W/MBE Participation Dollar Value are a part of this Agreement.  The

Times  cannot reduce the  Guaranteed W/MBE  Participation Dollar Value  or the

Good Faith W/MBE Participation Dollar Value.

     Sec.6.12   No Liens.   The Times will cause the Project to be constructed
                ---------
free  and  clear  of  liens  of  mechanics,  material persons  and  suppliers,

including public improvement liens, or claims  for any such liens in excess of

$250,000 subject to The Times's right to cause any such lien  to be removed or bonded within sixty (60) days after the placement of such lien.

   Sec.6.13  Intentionally omitted.



   Sec.6.14  Intentionally omitted.



   Sec.6.15  Intentionally omitted.



   Sec.6.16  MacBride  Principles.  The Times hereby  agrees that with respect
             ---------------------
to  any  Construction  Contract  entered  into  for  the  performance  of  the

Construction Work and for  which The Times intends to,  or does in fact,  seek reimbursement therefor with the  Funding, The Times shall (i)  include in such

Construction  Contract  the requirements  of  the  MacBride Principles  Rider,

attached hereto  as Appendix J, and (ii) require its Contractors (A) to comply with the applicable covenants and representations set forth in Appendix J, and

(B)  to  cause  its   contractors,  subcontractors,  and  materials  suppliers

performing  work pursuant to Construction Contracts receiving Funding, to also comply with the requirements of Appendix  J.  Notwithstanding anything to  the contrary  contained herein, the provisions of this Sec.6.16 shall not apply to any contractor, subcontractor or materials supplier with respect to which there is not another contractor, subcontractor or materials supplier to perform work or supply materials of comparable quality at a comparable price.



   Sec.6.17  No Waiver of Compliance.   The disbursement by EDC of any portion
             ------------------------
of the  Funding to The Times shall  not constitute a waiver  of EDC's right to require compliance  with any of the covenants contained in this Article Six or otherwise contained in this Agreement.

                             ARTICLE SEVEN - DEFAULT
                             -----------------------


   Sec.7.1   Events of Default.   An "Event of Default" shall  exist if any of
             ------------------
the following shall have occurred:

      (a)  intentionally omitted.

      (b)  if The  Times shall have  applied the Funding  in violation of  the covenant set forth in Sec.6.9 and such misapplication was not corrected within ten (10) Business Days after receipt of written notice thereof; or

      (c)  if The  Times fails to duly observe or perform  any of the material covenants and agreements contained in this Agreement (other than the covenants contained in Sec.6.9) and if such failure  continues for  twenty (20) Business

Days after receipt of written notice to  The  Times  by  EDC  specifying  with particularity  such material default and requiring such material default to be remedied; provided, however, that if  because of Unavoidable Delays or if  the nature  of the default is such that The Times cannot reasonably be expected to cure  the same within such period, then such  material default shall not be an

Event  of Default if, within such  period (subject to Unavoidable Delays), The

Times commences  in good faith to  cure such material default  and (subject to

Unavoidable Delays) diligently prosecutes such cure to completion; or

      (d)   if an  "Event of Default"  (as defined in  the Lease) has occurred under the Lease and EDC has taken action to  terminate the Lease in accordance with the terms thereof; or

      (e)   if any representation or  warranty by The Times  contained in this

Agreement
shall be materially  false when made or reaffirmed  and such representation or warranty materially adversely affects  The Times's ability to enter  into this

Agreement and perform the Project Work in accordance with the terms hereof.



   Sec.7.2  Default Remedies; Exculpation.
            ------------------------------
      (a)   Except as otherwise set forth in Sec.7.2(d)(ii) and Sec.9.11 hereof,

The Times Indemnitees shall not be liable for consequential damages under this

Agreement.

      (b)   Upon an Event  of Default, EDC  may exercise any  right or  remedy permitted to it by law, in equity, or under this Agreement, including, without limitation, the right  to obtain  restitution of  any portion  of the  Funding which is applied by The Times, The Times's employees, agents or contractors in violation of Sec.6.9, with interest from the date of EDC's disbursement at the

Late Charge Rate.  Without  limiting the generality of the foregoing,  upon an

Event  of  Default, EDC  shall  have  the right  to  elect  to terminate  this

Agreement  (reserving, however, all remedies provided in this Article Seven or existing  otherwise) or,  with  respect to  an Event  of Default  described in

Sec.7.1(b) or (d) above, to make no further disbursements until such  Event of

Default is remedied or determined not to be an Event of Default.  With respect to an Event of Default described in Sec.7.1(c) above, EDC shall have the right to elect to terminate this Agreement or to make no further disbursements until such  Event of Default is remedied: provided,  however, that in the event that

The Times disputes  EDC's determination that an Event  of Default described in

Sec.7.1(c) above has occurred, The Times  shall have the right to  submit such dispute to arbitration in accordance
with  the provisions of Article 34 of  the Lease and if the arbitrator decides

that no Event of Default as described  in Sec.7.1(c)   above has occurred, EDC

shall immediately disburse to The Times all of the Funding that, under the terms of this Agreement, should have been disbursed to The Times during the period of the dispute  with interest at the  Short Term Late Charge  Rate and recommence the further disbursement of the Funding, as appropriate.

      (c)   Subject to the provisions of Sec.7.2(d) hereof, the liability of The

Times under  this Agreement for damages  or otherwise shall be  limited to (i)

The  Times's  interest  in any  sums  advanced  hereunder  but not  heretofore expended by it  and (ii) the  proceeds of any  insurance policies covering  or relating  to  the Construction  Work or  the Premises  (to  the extent  of the

Funding advanced under this Agreement and actually received by The Times).  In no event  shall EDC look to the  property or assets of  any of the individuals who are the directors, officers,  employees, shareholders, agents or  servants of The Times, and no property or assets of any of the aforesaid  Persons shall be  subject  to  levy,  execution  or  other  enforcement  procedure  for  the satisfaction  of The Times's obligations  under this Agreement,  except in the event  such  individual has  misapplied the Funding as described in Sec.7.2(d)

hereof  and then  only to  the extent  of the actual  dollar amount  that such individual  has  misapplied  the  Funding; provided,  however,  that  if  such misapplication was  the result of  such individual's fraudulent  conduct, such individual's liability shall be as set forth in Sec.7.2(d)(i) below.

      (d)   (i)  Each of the individuals described in Sec.7.2(b) above shall be personally liable  (as distinguished from  collective liability), to  the full extent provided by law, in equity,
and  by this Agreement if any such  relevant individual shall have applied the

Funding in violation of the covenant contained in Sec.6.9 of this Agreement and such misapplication was not corrected within ten (10)  Business Days of notice thereof; provided, however, that such liability shall be limited to the actual dollar amount that was misapplied unless  the misapplication was the result of fraudulent  conduct, in  which  case such  liability shall  not be  limited as provided above.

            (ii)   The Times shall be  liable, to the full  extent provided by law, in  equity, and  by this Agreement  if The Times  shall have  applied the

Funding in violation of the covenant contained in Sec.6.9 of this Agreement and such misapplication was not corrected within ten  (10) Business Days of notice thereof; provided, however, that such liability shall be limited to the actual dollar amount that was  misapplied unless the misapplication was the result of fraudulent  conduct on  the part  of The  Times as  opposed to  the fraudulent conduct of an individual not authorized by The Times to act in such  a manner,

in which case such liability shall not be limited as provided above.

      (e)  No course of dealing on the part of EDC or any failure on the  part of  EDC to  exercise any  right shall  operate as  a waiver  of such  right or

otherwise prejudice  EDC's remedies.   No  right or  remedy conferred  upon or

reserved to  EDC is  intended to be  exclusive of  any other right  or remedy.

Every right  and remedy shall, to  the extent permitted by  law, be cumulative and in addition to every other right and remedy contained in this Agreement or existing at any time  at law or in equity, or otherwise,  and may be exercised from time to time and as often and in such order as EDC may deem appropriate.

The exercise of any right or remedy shall not be construed as an election or a

waiver  of any  other  right  or remedy.    No delay  or  omission  of EDC  in

exercising any right or remedy occurring upon an Event of Default shall impair any such right  or remedy or  constitute a waiver of  or acquiescence in  such

Event of Default.

      (f)   The  provisions of this  Sec.7.2  shall survive the expiration  or termination of the Term.

                                ARTICLE EIGHT - NOTICES
                                -----------------------


   Sec.8.1  Notices.  All notices under this Agreement shall be in writing and
            --------
shall be deemed to have been sufficiently given  or served for all purposes as of the date when sent by hand, or by national overnight courier service, or by certified or registered mail,  return receipt requested, addressed as  follows

(or to such other addresses  as may from time to time be designated  by EDC or

The Times by notice delivered to the other in accordance with this Section):

            (i)   if to EDC:

                  New York City Economic Development Corporation
                  110 William Street
                  New York, N.Y.  10038
                  Attention:  President

                  with a copy via ordinary mail to General Counsel, at the same address and to:

                  New York City Law Department
                  100 Church Street
                  New York, New York  10007
                  Attention:  Chief, Economic Development Division;

            (ii)  if to The Times:

                  The New York Times Company
                  229 West 43rd Street
                  New York, New York  10036
                  Attention:  Solomon B. Watson, IV, Esq.
                              General Counsel
                  with a copy via ordinary mail to David Thurm, Executive Director of Project Development, at the same address and with a copy in the same manner sent to The Times to:

                  Bachner, Tally, Polevoy & Misher
                  380 Madison Avenue
                  New York, New York  10017
                  Attention:  Martin Polevoy, Esq.


   Sec.8.2  Disbursement Submissions.   All Requisitions and other submissions
            -------------------------
for  disbursements  required  to be  made  pursuant  to Article  Four  of this

Agreement shall be addressed as directed in Sec.4.3 hereof.

                  ARTICLE NINE - GENERAL CONDITIONS AND COVENANTS
                  -----------------------------------------------


      The following  covenants and  conditions shall be  applicable throughout the Term:



   Sec.9.1   Conflict of Interests.   No member, officer, director or employee
             ----------------------
of EDC or  the City, or their designees,  consultants or agents; no  member of the governing  body  of the  City  and no  public  official  of the  City  who exercises or exercised any  functions or responsibilities with respect  to the subject matter of this Agreement during his/her tenure, if known to The Times,

shall have any interest,  direct or indirect, in any contract  or subcontract,

or  the proceeds  thereof, for  work to  be performed  in connection  with the

Construction  Work or  in  any  activity  or  benefit arising  out  of  or  in

connection  with the  performance of  the Construction  Work.   Upon receiving

actual  notice or  knowledge  of any  of  the circumstances  specified  in the preceding sentence, The Times shall deliver notice to EDC of the circumstances and immediately  shall use good faith efforts to cause the Persons affected to

terminate their  interest in the prohibited  contract or property.   The Times

shall require the Construction Manager or  General Contractor (as the case may

be)  and  the Contractors,  subcontractors  and  materials suppliers  to  make

appropriate  representations  in  writing   that  they,  their  employees  and

principals do not have any conflict of interest prohibited under this Sec.9.1,

and to covenant to use good  faith efforts to cause the prohibited persons  to terminate  their interest in the relevant contract  or property upon demand by

The Times.

     Sec.9.2   No  Liability of Individuals.   No officer, employee, director,
               -----------------------------
member, agent or other  person authorized to act on behalf of  EDC or the City shall  have any personal  liability in connection  with this  Agreement or any default by EDC or the City.



   Sec.9.3  Anti-Boycott Provisions.
            ------------------------
      The Times  hereby covenants and agrees that, to the extent applicable to the Construction Work:

      (a) The Times is not participating, nor shall it participate  during the

Term, in an international boycott in violation of the provisions of the Export

Administration  Act  of  1979,  as amended,  or  the  regulations  promulgated thereunder,

      (b)  upon  the final  determination by the  United States Department  of

Commerce  or any other  agency of the  United States  as to conviction  of The

Times  for participation  in  an international  boycott  in violation  of  the provisions  of the  Export  Administration Act  of 1979,  as  amended, or  the regulations  promulgated thereunder, EDC may, at its option, declare a default under  this Agreement  (which  default is  subject  to cure  by  The Times  in accordance with the terms of this Agreement), and

      (c)   The  Times shall  comply  in all  respects  with the provisions of

Sec.6-114 of the Administrative Code of the City and the rules and regulations issued by the Comptroller of the City thereunder.

    Sec.9.4  Governing Law.  The provisions of this Agreement shall be governed
             --------------
and interpreted in accordance with the laws of the State of New York.



   Sec.9.5  Liability of EDC. (a) Except as otherwise set forth in Sec.9.11(b)
            -----------------
hereof, EDC shall not be liable for consequential damages under this Agreement to  The  Times or  to  any other  Person  in  any matter  arising  out of  the financing, development and construction of the Project.

      (b)   Notwithstanding any  provision to  the contrary contained  in this

Agreement, if (i) EDC defaults in the disbursement of the Funding for which it is  obligated, pursuant  to the terms  of this  Agreement, to  disburse to The

Times  or  in the  payment of  any  other monetary  amount owed  to  The Times pursuant to  the provisions of this  Agreement and fails to  cure such default within thirty  (30) days  after The  Times delivers  notice (the "EDC  Default

Notice") to  EDC  of such  default,  or (ii)  the Funding  shall  not be  made available  to EDC  by the  City, in  whole or  in part  for any  reason, then,

provided  that The Times proceeds with the  construction of the Project or any

Construction Phase thereof, for each dollar not so disbursed or paid by EDC or made  available to EDC  by the  City, The  Times shall have  the right  to (y)

offset against future Rental (other than  Impositions) due under the Lease and against  College Point  Improvement Fund Payments  due under  the Lease  in an amount equal to the Funding  not so disbursed by  EDC, and (z) offset  against future  Rental  (other than  Impositions  and College  Point  Improvement Fund

Payments) due under  the Lease in an amount equal to any other monetary amount which EDC is obligated to pay
under  this Agreement and has not so  paid, until such time as EDC recommences the disbursement of the Funding or pays such other monetary amount.  The Times agrees that the right to an offset against Rental (other than Impositions) and

College Point  Improvement  Fund  Payments as  hereinabove  described  is  The

Times's sole  remedy against EDC arising out of  the failure of EDC to receive the Funding from the City, except as otherwise provided in this Agreement.

      (c)   In the event that (i) EDC has defaulted in the  performance of any obligation  on EDC's  part  to perform  under this  Agreement  other than  the disbursement of the Funding, or (ii)  EDC has defaulted in the disbursement of the Funding and  continues to be in  default thereof after the receipt  of the

EDC Default  Notice and expiration of the thirty (30) day cure period provided therein, The Times shall have all of  its rights at law and in equity  against

EDC.

      (d)   Except as otherwise provided  in this Agreement; (i) no  course of dealing on the part of The  Times or any failure on  the part of The Times  to exercise any  right shall  operate  as a  waiver of  such  right or  otherwise prejudice The  Times's remedies, (ii)  no right  or remedy  conferred upon  or reserved  to The  Times is  intended to  be exclusive  of any  other  right or remedy, (iii) every right and remedy shall, to the extent permitted by law, be cumulative and in addition to  every other right and remedy contained  in this

Agreement or  existing at any time at law or  in equity, or otherwise, and may be exercised from time to time and as often and in such order as The Times may deem appropriate, and  (iv) the exercise of  any right or remedy shall  not be construed as an election or a waiver of any
other right or remedy.   No delay or omission  of The Times in  exercising any

right  or  remedy occurring  upon EDC's  failure  to disburse  the  Funding in accordance  with this  Agreement or  to otherwise  perform its  obligations in accordance with the  terms of this  Agreement shall impair  any such right  or remedy or constitute a waiver of or acquiescence in any such failure.



   Sec.9.6  Amendments.    This  Agreement  may  not  be  amended,  waived  or
            -----------
terminated  orally, but  only  by  an instrument  in  writing  signed by  both parties.



   Sec.9.7  Successors and Assigns.  The provisions of this Agreement shall be
            -----------------------
binding upon  and shall inure  to the benefit of  EDC and The  Times and their respective successors and permitted assigns.



   Sec.9.8   Assignment of Funds.  Except as specifically provided in Sec.10.1
             --------------------
hereof, The Times acknowledges that the City capital budget dollars which form the Funding are not, and shall not be deemed to be, an assignment of any funds

received  by EDC from  the City.   The  Times confirms that  any right  to the

Funding arises exclusively under this Agreement.

   Sec.9.9   Counterparts.   This  Agreement may  be executed  in one  or more
             -------------
counterparts which, when  taken together,  shall constitute one  and the  same document.

     Sec.9.10   Interpretation.   The provisions of the Lease incorporated by
                ---------------
reference  into this Agreement are intended to supplement the other provisions of this Agreement.  In the event of any conflict between  the Lease provisions and the other provisions of this Agreement relating to the  performance of the

Project Work, the provisions of the Lease shall control.



   Sec.9.11   Indemnity.  (a)  In this Sec.9.11(a), EDC and the City, and their
              ----------
respective departments,  offices, officers, members, directors,  employees and agents shall collectively  be referred to as "the Public  Parties".  The Times shall defend, indemnify and hold harmless the Public Parties, from and against any  and all claims, damages (including consequential damages awarded to third parties  against the  Public  Parties), judgments,  liabilities and  causes of action whatsoever  to which  they may be  subject arising out  of the  acts or omissions of The Times, its contractors, subcontractors,  agents, employees or

material   suppliers,  and  any  and  all  Persons,  in  connection  with  the performance  of the  Project  Work, or  because of  any  negligence, fault  or default  of The Times,  its contractors, subcontractors,  agents, employees or

material  suppliers.   The  obligation  of The  Times  to indemnify  and  hold

harmless the Public Parties shall include but not be limited to the payment of any and all costs and reasonable legal fees as may be actually incurred by the

Public Parties.  The termination of this Agreement shall not release The Times from any liability to the Public Parties arising out of any act or omission of

The Times in connection with this Agreement.

      (b)   In this Sec.9.11(b), The Times and its officers, members, directors,

employees  and  agents  shall  collectively  be  referred  to  as  "The  Times

Indemnitees".  EDC shall
indemnify and hold harmless The Times Indemnitees from and against any and all claims,  damages (including  consequential  damages awarded  to third  parties against The  Times Indemnitees), judgments,  liabilities and causes  of action whatsoever to which they may  be subject to the  extent caused as a result  of the negligence or misconduct of EDC  or its agents or professional consultants arising out  of or  in connection  with EDC's or  its agents'  or professional consultants' inspections of the  Premises or uncovering of work  in accordance with Sec.1.1(e) hereof. The obligation of EDC to indemnify and hold harmless The

Times Indemnitees pursuant to this Sec.9.11(b) shall include, but not be limited to, the payment  of any  and all  costs and reasonable  legal fees  as may  be actually incurred by The Times Indemnitees in  connection with any such claim,

damage, judgment,  liability or  causes of action.   The  termination of  this

Agreement shall not release  EDC from any liability  to The Times  Indemnitees described in this Sec.9.11(b).



   Sec.9.12  No  Agency.    Neither  The  Times  nor  any  of  its  employees,
             -----------
contractors or  subcontractors is, shall be or shall represent that he, she or it is an  agent, servant  or employee of  EDC or  the City by  virtue of  this

Agreement  or by  virtue of  any approval,  permit, license,  grant, right  or authorization given by the EDC or the City or any of their officers, agents or

employees.   The Times  shall be solely  responsible for the  work, direction,

compensation  and  personal conduct  of  its officers,  agents,  employees and subcontractors.

      Sec.9.13 Venue
               -----
      (a)  Any and  all claims asserted by or against EDC or by or against The

Times arising  under  this Agreement  or  related hereto  shall be  heard  and determined  either in  the  courts of  the  United States  ("Federal  Courts")

located in the City or in the courts of the State of New York ("New York State

Courts") located  in the  City of  New York.    To effect  this agreement  and

intent,  EDC and  The Times agree  and, where appropriate,  shall require each

Contractor to agree, as follows:

            (i)   If either Party initiates any action against the other Party in  Federal Court  or in  New York  State Court,  service of process may be  made on The  Times either  in person, or  by registered  or  certified  mail (return  receipt  requested)

                  addressed  to the office of the General Counsel of The Times at the address set forth in Article Eight of this Agreement,

                  or to such other address as  The Times may provide to EDC in writing, and service of  process may be made on  EDC, either in  person,  or  by  registered or  certified  mail  (return receipt requested)  addressed to EDC  at its address  as set forth in Article Eight  of this Agreement, or to  such other address as EDC may provide to The Times in writing.

            (ii)  With respect to  any action between EDC and The Times in New

                  York  State Court,  each Party  hereby expressly  waives and relinquishes any rights it might otherwise have  (A) to move to dismiss on grounds of forum non conveniens, (B) to remove to Federal Court wholly outside

                 New York City, and  (C) to move for a change of venue to New

                  York State Court outside New York City.

            (iii) With  respect to  any action  between EDC  and the  Times in

                  Federal Court located in New York City, each Party expressly waives and relinquishes any right it might otherwise have to move to transfer the  action to a Federal Court  outside the

                  City of New York.

            (iv)  If either Party commences any action against the other Party in a court  located other than in the City  and State of New

                  York,  then,  upon request  of  the Party  against  whom the action  is brought,  the  Party bringing  the action,  shall either  consent to a  transfer of the  action to a  court of competent jurisdiction located  in the City and State of New

                  York  or, if the court where the action is initially brought will not or cannot transfer the action, then to dismiss such action without prejudice, and may thereafter reinstitute the action  in a  court of  competent  jurisdiction in  New York

                  City.



   Sec.9.14.  Investigations; Cooperation.
              ----------------------------
      (a)   Definitions.  As used in this Sec.9.14:
            ------------
            (i)   "Investigation"  shall  mean  any  investigation,  audit  or inquiry conducted by the  Department of Investigation with respect to the  obtaining and/or  performance of Transaction  Documents or any of them,

            (ii)  "Department of  Investigation" shall mean the  Department of

            Investigation  of  the  City  or any  City  department  or  agency succeeding to the functions thereof,

            (iii) "Commissioner"  shall  mean   the  Commissioner  or   Acting

            Commissioner of the Department of Investigation,

            (iv)  "Deputy Mayor" shall mean  the Deputy Mayor for Finance  and

            Economic  Development  of the  City (or  the  officer of  the City succeeding to the functions of that office),

            (v)    "Entity" shall  mean  any  firm, partnership,  corporation,

            association or Person  that receives  monies, benefits,  licenses,

            leases  or permits from or through the City or otherwise transacts business with EDC or the City,

            (vi)    "Member" shall  mean  any Person  associated  with another

            Person  or entity as  a partner,  director, officer,  principal or employee, and

            (vii) "Transaction   Documents"   shall  mean   the   Lease,  this

            Agreement, Funding Agreement #2,  Funding Agreement #3 and Funding

            Agreement #4.

      (b)   Cooperation with  Investigations.   Subject to the  exclusions set
            ---------------------------------
forth in paragraph (c) of this Sec.9.14, The Times shall during the term of this

Agreement:

            (i)   cooperate  fully  and  faithfully, and  utilize  good  faith

                  efforts  to  cause  its   Members  to  cooperate  fully  and

                  faithfully, with any Investigation; and

            (ii)  report,  and  utilize its  good faith  efforts to  cause its

                  Members  to  report, in  writing  to  the Commissioner,  any solicitation of which The Times
                  has actual  knowledge of  money, goods, requests  for future employment  or other  benefit or  thing of  value, by  or on behalf of any employee of the City or  any other Person, for any purpose relating to  the procurement or obtaining and/or performance of any Transaction Document by The Times.

      (c)   Exclusions.  The provisions of Sec.9.14(b) above shall not apply:
            -----------
            (i)   to any  information or document known,  prepared or obtained by  The  Times  or its  Members  (and  the  sources of  such information or documents), that  is protected from compelled disclosure by  any present  or  future "Shield  Law" or  any other statute, constitutional provision, rule, regulation or case  law related  to  the rights  of reporters  and/or news organizations;

            (ii)  to  any Person who  refuses to testify  based on  his or her privilege against self-incrimination after having been given assurances that  his or  her statement, and  any information from such statement, will not be used against such Person in any  subsequent criminal proceeding  in any forum (provided,

                  however, that  any Person  given such assurances  shall have the right to  have the legal sufficiency  of such assurances adjudicated  by  a  court  of competent  jurisdiction  as  a precondition  of the applicability  of Sec.9.14(b)  to  such

                  Person); and

            (iii) to  any construction  contract  or other  agreement (or  the obtaining or
                  performance  thereof) with  parties other  than the  City or

                  EDC, including without limitation, any contract or agreement being funded through any Transaction Document.

      (d)   Hearing.   If  The Times  or any  Member of  The Times  refuses to
            --------
testify in an  Investigation and, in connection with such  failure to testify,

the Commissioner  determines that The  Times has  failed to  cooperate in  the

Investigation  in violation of the provisions of Sec.9.14(b) hereof,  then the

Commissioner   may  request  the  Deputy  Mayor  to  convene  a  hearing  (the

"Hearing"), upon not less  than five (5) days written notice  to The Times, to determine if any  penalties should be  imposed for The  Times's failure to  so cooperate in accordance with this Sec.9.14.

      (e)   Adjournments of Hearing
            -----------------------
            (i)   The Times shall have  the right to require that  the Hearing be adjourned for a period of not more than thirty (30) days.

            (ii)  The  Deputy  Mayor  may  grant  other  adjournments  of  the

                  Hearing,  in   the  exercise   of  his  or   her  reasonable

                  discretion;  provided  however,  that  in  the  case  of  an adjournment occasioned by The Times's failure to appear, the

                  Deputy Mayor may, if he or  she determines that there was no reasonable cause for the requested adjournment or failure to appear, impose an Interim Penalty.

            (iii) The City shall not incur any penalty or damages for delay or otherwise occasioned by an adjournment of the Hearing.

         (f)   Penalties.
               ----------
            (i)   The Deputy Mayor may impose  a penalty during an adjournment due to The  Times's failure  to appear or  proceed with  the scheduled Hearing pursuant to Sec.9.14(d)(ii) hereof ("Interim

                  Penalty") of  not more than $1,000  per day for each  day of

                  such  adjournment,   provided,  however,  that   such  daily

                  penalties shall cease to accrue from and after the date that

                  The Times  makes itself  available to appear  at or  proceed with the  scheduled Hearing or  gives written notice  to the

                  Deputy Mayor that it does not intend to appear at or proceed with the scheduled Hearing, in  which event the Deputy Mayor shall have the  right to  continue the Hearing  and reach  a determination without The Times's participation.

            (ii)  If, after the Hearing, the Deputy Mayor  determines that The

                  Times failed to cooperate  in the Investigation in violation of this Sec.9.14, and The Times fails to commence to cooperate fully in  such Investigation  within five (5)  Business Days

                  following   its   receipt   of   written   notice  of   such

                  determination, the Deputy Mayor may:

                  (A)   impose a  penalty ("Final Penalty") which  may not, in

                        conjunction with  any Interim Penalty or Final Penalty

                        imposed during  the term of this  Agreement under this

                        Agreement  and/or during  the term  of the  Lease with

                        respect to any other

                        Transaction Document, exceed $500,000 in the aggregate

                        during the term of the Lease; and/or

                  (B)   disqualify The Times, for a period not to  exceed five

                        (5)  years, from submitting  bids for,  or transacting

                        business  with,  or  entering  into  or  obtaining any

                        contract, lease, permit or license with or from EDC or

                        the   City,  other   than  as   contemplated   in  the

                        Transaction Documents.

      Notwithstanding anything to the contrary  contained herein, in the event that The Times is found  after the Hearing to have failed to  cooperate in the

Investigation, but nonetheless is not subjected to a Final Penalty because The

Times  commences  to cooperate  fully in  such  Investigation within  five (5)

Business Days following its  receipt of written notice of  such determination,

The Times shall be liable for the cost of conducting such Hearing in an amount not to exceed $5,000.

      (g)   Criteria for Determination.   The Deputy Mayor shall  consider and
            ---------------------------
address  in reaching his or her  determination and in assessing an appropriate

Interim  Penalty,  Final  Penalty,  and/or disqualification,  the  factors  in clauses  (i) and  (ii) of this Sec.9.14(g). He or  she may  also consider,  if relevant and appropriate, the  criteria established in clauses (iii)  and (iv)

of this Sec.9.14(g), in addition to any other information which may be relevant and appropriate:

            (i)  The Times's good faith endeavors or lack thereof to cooperate fully  and faithfully  with the  Investigation, including  but not limited to the discipline,
            discharge or disassociation of any Person failing to testify,  the production of  accurate and  complete books  and records,  and the forthcoming testimony  of all other Members,  agents, assignees or fiduciaries whose testimony is sought (the Deputy Mayor shall take into account  whether the discipline,  discharge or disassociation of any Persons failing to testify would violate any union or other contract),

            (ii)  the relationship of the Person who refused to testify to The

            Times, including,  but not  limited to,  whether the  Person whose testimony  is sought has an ownership interest in The Times and/or the degree of  authority and responsibility the  Person has within

            The Times,

            (iii)   The  nexus of the  testimony sought  to The  Times and the

            Transaction Documents, and/or

            (iv)   the  effect  a penalty  may  have on  an  unaffiliated  and unrelated party or Entity  that has a significant interest  in The

            Times,  provided that (x) such unrelated party or Entity has given actual notice to the  Commissioner or EDC upon the  acquisition of the interest, or (y) at the Hearing such unrelated party or Entity gives  notice  and  proves  that  such  significant  interest  was previously  acquired; under  either  circumstance, such  unrelated party or Entity must present evidence at the Hearing demonstrating the potential adverse impact a penalty will have on such party  or

            Entity.

      (h)   Payment of  Penalties.   Any  Interim or  Final Penalty  hereunder
            ----------------------
shall,  upon imposition thereof, be applied to  reduce the aggregate of Offset

Amounts (as such  term is defined  in the Lease)  then available to The  Times under Article 4 of the Lease  and the balance, if any, shall be  paid promptly as  additional Rental,  or  at the  landlord under  the  Lease's option,  such balance  shall be  applied  to reduce  EDC's obligations  with respect  to any undisbursed Funding.

      (i)   Exclusive  Remedy.    Notwithstanding  anything  to  the  contrary
            ------------------
contained in this Agreement, the remedies set forth in Sec.9.14(f) hereof shall be the sole  and exclusive remedies  available to  EDC in the  event that  The

Times breaches  any   of  its  obligations under  this  Sec.9.14, and no other

remedies, including, without  limitation, the remedies set forth elsewhere  in this Agreement for defaults by The Times in the performance of its obligations under this  Agreement, shall be applicable to a breach  by The Times of any of its obligations under this Sec.9.14.

      (j)   Right  to  Dispute  Determinations   of  Deputy  Mayor.    Nothing
            -------------------------------------------------------
contained herein  shall be construed  to limit  in any  manner whatsoever  The

Times's right or  ability to challenge or seek to  enjoin, overturn, set aside or  modify any  action taken,  determination made  or penalty  imposed by  the

Deputy Mayor pursuant to the provisions of this Sec.9.14.

      (k)   Concurrent  Lease Obligation.  The obligations  of The Times under
            -----------------------------
this Sec.9.14 constitute a portion of the obligations of The Times under Article

40A  of  the  Lease,  and  nothing  contained  herein  shall  be  construed as expanding, enlarging or increasing in any way, or as being separate from or in addition to, the obligations and liabilities of The Times pursuant to Article 40A of the Lease.



   Sec.9.15.  Intentionally omitted.



   Sec.9.16  Maximum Interest Rate
             ---------------------
      In the  event that any  interest payable under  this Agreement  shall be deemed  to  exceed the  maximum  rate permitted  by  law, then  the  amount of interest to be paid shall be the maximum rate so permitted.



   Sec.9.17  Captions
             --------
      The captions in this Agreement are inserted for convenience of reference only and  in no way  define, describe  or limit  the scope or  intent of  this

Agreement or any of the provisions hereof.



   Sec.9.18  Gender, Etc.
             ------------
      The gender  used in  this  Agreement shall  be deemed  to  refer to  the masculine,  feminine, or  neuter gender,  as the  identity of  the contracting parties may require.  The  singular shall include the plural and vice versa as the context may dictate.

     Sec.9.19 Assignment by EDC.   EDC shall not assign this Agreement without
              ------------------
the  prior written consent of The Times, except that EDC shall have the right,

upon ten  (10) Business  Days  prior written notice, to  assign this Agreement and/or EDC's rights under  this Agreement, without any further  consent on the part of The Times, to the City.



   Sec.9.20 Obligations of  Newspaper Division.   EDC acknowledges and  agrees
            -----------------------------------
that  all  non-monetary  obligations set  forth  in  this  Agreement as  being obligations of  The Times shall  apply only to, and  be performed by,  The New

York Times Newspaper  Division of The New  York Times Company  (the "Newspaper

Division") and  its employees and  agents, and  EDC shall look  solely to  the

Newspaper  Division  for the  performance  of  such non-monetary  obligations;

provided,  however,  that  any  default  by  the  Newspaper  Division  in  the performance  of such non-monetary obligations  shall be treated  with the same force and effect pursuant to the applicable provisions of this Agreement as if such default had been committed by The Times.

                               ARTICLE TEN - AGREEMENT OF THE CITY
                               -----------------------------------



   Sec.10.1 City's  Agreement  to  Fund EDC.    The  City,  by executing  this
            --------------------------------
Agreement as it  effects this Article  Ten only, (i)  acknowledges that it  is becoming a signatory to this  Agreement as a material inducement to  The Times

to   enter  into  this  Agreement,  (ii)  warrants  and  represents  that  the

Consolidated Contract is in full force and effect and legally binding upon the

City; and (iii) covenants and  agrees to provide EDC with City  capital budget funds in such amounts and at such times as will permit EDC to comply  with its obligations  to  disburse  the Funding  pursuant  to  the  provisions of  this

Agreement, without regard to whether the Consolidated Contract is then in full force and effect or whether EDC is in compliance with the terms thereof.



   Sec.10.2 Valid Agreement of the City.   A legal opinion of the  Corporation
            ----------------------------
Counsel (addressed to  The Times) to the effect that  this Agreement is legal,

valid and binding upon the City with respect to the provisions of this Article

Ten in the form  attached hereto as Appendix  L, is hereby being  delivered to

The Times concurrently herewith.



   Sec.10.3  The Times's Rights Against the City.  In the  event that the City
             ------------------------------------
has defaulted  in the performance  of any obligation  of the City  pursuant to this Article Ten and continues to be  in default thereof after notice from The

Times and  a thirty  (30) day  cure period, the  Times shall  have all  of its rights at law and in equity against the City.

     IN WITNESS WHEREOF,  the Parties have executed this  Agreement as of the day and year first above written.


                                          NEW YORK CITY ECONOMIC
                                          DEVELOPMENT CORPORATION


                                          By: /s/  Carl Weisbrod
                                              --------------------------
                                                   Carl Weisbrod
                                          Title: President



                                          THE NEW YORK TIMES COMPANY


                                          By: /s/  Katharine P. Darrow
                                              --------------------------
                                                   Katharine P. Darrow
                                          Title:  Senior Vice President


THE CITY, BY SIGNING IN THE
PLACE PROVIDED BELOW,
AGREES TO BE BOUND BY THE
PROVISIONS OF ARTICLE TEN HEREOF:

THE CITY OF NEW YORK


By: /s/ Barry F. Sullivan
    ------------------------------



APPROVED AS TO FORM:


By:  /s/
    ------------------------------
     Acting Corporation Counsel

STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )


            On the 17th day of December, 1993,before me personally came
Carl Weisbrod, to me known, who, being by me duly sworn, did depose and say that s/he resides at c/o 110 William St. NY NY; that s/he is the President of New York City Economic Development Corporation, the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by authority of the board of directors of such corporation.



                                                    Frieda L. Dweck
                                               -------------------------------
                                                      Notary Public




STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )


            On the 17thday of December, 1993,before me personally came Katharine P. Darrow, to me known, who, being by me duly sworn, did depose and say that s/he resides at 16 Garden Place, Brooklyn, NY; that s/he is the Senior V.P. of The New York Times Company, the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by authority of the board of directors of such corporation on behalf of such corporation.



                                                      Beverly Sturr
                                               ------------------------------
                                                      Notary Public

STATE OF NEW YORK       )
                         ss:
COUNTY OF NEW YORK      )


            On the 17th day of December, 1993, before me personally came
Barry F. Sullivan, to me known, who, being by me duly sworn, did depose and say that s/he resides at c/o City Hall, NY, NY; that s/he is the Deputy Mayor of The City of New York and the same person who executed the foregoing instrument; and that s/he acknowledged that s/he signed her/his name thereto on behalf of The City of New York and pursuant to the authority vested in her/him.



                                                       Frieda L. Dweck
                                                 -----------------------------
                                                       Notary Public

 Appendix C:  NEW YORK TIMES FUNDING AGREEMENT #1   As a result of an
 Abandonment as described in Section 2.4(c)(i-iv) of Funding Agreement #1.


Assumptions
   Funding Amount (per press)*:                   Repayment Assumptions:
   ----------------------------                   -----------------------
     Phase One (4 presses)       $3,000,000       Term of Lease                                    25

     Phase Two (5 presses)       $2,250,000       Lesser of:                                    9.00%
     Phase Three (6 presses)     $2,250,000       or City's borrowing                           9.00%
                                                  cost(25 yr bonds)

     Phase Four (7 presses)      $3,750,000       Interest Calculation:                        Annual

     Phase Five (8 presses)      $3,750,000
                                 ----------
                 Total          $15,000,000


   Examples
   Example #1:

 NYT commences Phases One/Two and Three in Year 3, and does not diligently pursue completion and

 Abandonment of the Project occurs pursuant to all of the terms and conditions of Funding Agreement #1.

   Phases One/Two/Three          $7,500,000
   Grant:


   Example #2:

   NYT commences and substantially completes Phase One Construction in Year 1 and receives capital grant of $3 million. NYT commences Phases Two and Three Construction in Year 3 and receives capital grant of $4.5 million. In
   Year 6, either NYT does not equip the facility or relocates substantially all employees to Stamford and Abandonment of the Project occurs pursuant to all of the terms and conditions of Funding Agreement #1.

   Phase One Grant:              $3,000,000       Phase Two/Three Grant:                   $4,500,000

 ILLUSTRATIVE REIMBURSEMENT SCHEDULES

   Example #1                                         Example #2
   ----------                                         ----------

       Year        Project Status     Principal I         Year       Project Status    Principal I    Principal II
       ----        --------------     -----------         ----       --------------    -----------    ------------

     End Year 1   Vacant                    0          End Year 1  Const/Disbursmnt      3,000,000

              2  Vacant                     0                   2  Const                 3,000,000
              3  Const/Disbursmnt   7,500,000                   3  Const/Disbursmnt      3,000,000   4,500,000

              4  Const              7,500,000                   4  Construction          3,000,000   4,500,000

              5  Const Ceases       7,500,000                   5  Construction          3,000,000   4,500,000
              6  Const              7,500,000                   6  Relocation/Abdmn      3,000,000   4,500,000
                 Cease/Abdmnt

              7                                                 7

              8                                                 8

              9                                                 9
             10                                                10

             11                                                11

             12                                                12
             13                                                13

             14                                                14

             15                                                15
             16                                                16

             17                                                17

             18                                                18
             19                                                19

             20                                                20

             21                                                21
             22                                                22

             23                                                23

             24                                                24
             25                                                25


   Reimbursement Amount**:
   -----------------------

                 Example #1
                 ----------

                 Phase One/Two/Three Grant
                 ($7.5 million) + (7.5 X 9% X
                 4 Yrs) =                                                              $10,200,000


                 Example #2
                 ----------
                 Phase One Grant ($3 million)
                 + (3.0 X 9% X 6 Yrs)

                      + Phase Two/Three Grant ($4.5 million) + ($4.5 X 9% X 4 yrs) =   $10,740,000


   Notes:

   *Assumes full building size. Grant will be reduced in accordance with
   Section 2.2(c) of Funding Agreement #1 if building size is reduced.
   ** Assumes repayment to EDC in one payment; interest for multi-year repayment not included.


   (nytpay4)





Appendix C-1:  NEW YORK TIMES FUNDING AGREEMENT #1

    As a result of an Abandonment as described in Section 2.4(c)(v) of Funding Agreement #1.


Assumptions
- -----------
Funding Amount (per press)*:               Repayment Assumptions:
- ----------------------------               ----------------------
 Phase One (4 presses)      $3,000,000     Term of Lease                        25

 Phase Two (5 presses)      $2,250,000     # Yrs before Abandonment:             5
 Phase Three (6 presses)    $2,250,000     Lesser of:                        9.00%

 Phase Four (7 presses)     $3,750,000     or City's                         9.00%
                                           borrowing cost(25
                                           yr bonds)

 Phase Five (8 presses)     $3,750,000     Interest                         Annual
                            ----------
                                           Calculation:
             Total         $15,000,000


Examples:
- ---------
Example #1 :
- ------------

NYT commences Phase One Construction in Year 1 and receives capital grant of $3 million. NYT commences Phases Two and Three Construction in Year 10 and receives capital grant of $4.5 million. NYT ceases operation in Year 14 and does not resume within 5 years and an Abandonment of the Project occurs pursuant to all the terms and conditions of Funding Agreement #1.

Phase One Grant:            $3,000,000     Phase Two/Three Grant:    $4,500,000
Amortization Period:         25  Years     Amortization Period:       15  Years
Amount Amortized Annually:     120,000     Amount Amortized Annually:   300,000



Example #2 :
- ------------

NYT commences Phase One, Two and Three Construction in Year 1 and receives capital grant of $7.5 million. NYT operates for 5 years and ceases operation for 4 years before commencing construction of Phases Four/Five in Year 13. NYT commences operation but ceases operation in Year 19 and does not resume within 5 years and an Abandonment of the Project occurs pursuant to all the terms and conditions of Funding Agreement #1.

Phase One Grant:            $7,500,000     Phase Four/Five Grant:     $7,500,000
Amortization Period:         25  Years     Amortization Period:         13 Years
Amount Amortized Annually:     300,000     Amount Amortized Annually:    576,923

ILLUSTRATIVE AMORTIZATION REIMBURSEMENT SCHEDULES

Example #1                                                              Example #2
- ----------                                                              ----------

   Year      Project Status           Principal I      Principal II    Year      Project Status        Principal I    Principal II
   ----      --------------           -----------      ------------    ----      --------------        -----------    ------------
End Year 1   Const/Disbursmnt         3,000,000                      End Year 1   Const/Disbursmnt       7,500,000
         2   Const                    2,880,000                               2   Const                  7,200,000
         3   Const                    2,760,000                               3   Const                  6,900,000
         4   Operation                2,640,000                               4   Operation              6,600,000
         5   Operation                2,520,000                               5   Operation              6,300,000
         6   Operation                2,400,000                               6   Operation              6,000,000
         7   Operation                2,280,000                               7   Operation              5,700,000
         8   Operation                2,160,000                               8   Operation              5,400,000
         9   Operation                2,040,000                               9   Cease Op-Yr 1          5,100,000
        10   Operation/Cont           1,920,000       4,500,000              10   Cease Op-Yr 2          5,100,000
        11   Operation/Cont           1,800,000       4,200,000              11   Cease Op-Yr 3          5,100,000
        12   Operation                1,680,000       3,900,000              12   Cease Op-Yr 4          5,100,000
        13   Operation                1,560,000       3,600,000              13   Const/Operation        4,800,000     7,500,000
        14   Cease Op-Yr 1            1,440,000       3,300,000              14   Operation              4,500,000     6,923,077
        15   Cease Op-Yr 2            1,440,000       3,300,000              15   Operation              4,200,000     6,346,154
        16   Cease Op-Yr 3            1,440,000       3,300,000              16   Operation              3,900,000     5,769,231
        17   Cease Op-Yr 4            1,440,000       3,300,000              17   Operation              3,600,000     5,192,308
        18   Abndnmnt-Yr 5            1,440,000       3,300,000              18   Operation              3,300,000     4,615,385
        19                                                                   19   Cease Op-Yr 1          3,000,000     4,038,462
        20                                                                   20   Cease Op-Yr 2          3,000,000     4,038,462
        21                                                                   21   Cease Op-Yr 3          3,000,000     4,038,462
        22                                                                   22   Cease Op-Yr 4          3,000,000     4,038,462
        23                                                                   23   Abndnmnt-Yr 5          3,000,000     4,038,462
        24                                                                   24
        25                                                                   25




Reimbursement Amount**:
- -----------------------

   Example #1
   ----------

   Amortized Reimbursement Amount =
   Phase One: $1,440,000+(($1,440,000 X 9%) X 18 Yrs) =        $3,772,800
   + Phase Two/Three:$3,300,000+(($3,300,000 X 9%) X 9 Yrs) =  $5,973,000
                                                               ----------

                                          TOTAL  =             $9,745,800


   Example #2
   ----------
   Amortized Reimbursement Amount=
   Phase One/Two/Three:$3,000,000+($3,000,000 X 9%)X 23 Yrs =  $9,210,000
   + Phase Four/Five:$4,038,462+(($4,038,462 X 9%) X 11 Yrs) = $8,036,538
                                                               ----------
                                           TOTAL  =           $17,246,538


Notes:

* Assumes full building or footprint size. Grant will be reduced in accordance with Section 2.2(c) of Funding Agreement #1 if building or footprint size, as the case may be, is reduced.

** Assumes repayment to EDC in one payment; no interest for multi-year repayment included.